UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Aeolus Pharmaceuticals, Inc.

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84672750.7

AEOLUS PHARMACEUTICALS, INC.
26361 Crown Valley Parkway, Suite 150
Mission Viejo, California
NOTICE OF CONSENT IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS

DEAR STOCKHOLDERS:
Notice is hereby given to you as a stockholder of record of Aeolus Pharmaceuticals, Inc., a Delaware corporation (the "Company"), as of March [·],  2016, that a Written Consent in Lieu of an Annual Meeting of Stockholders has been executed with an effective date of [___] [·], 2016. As explained in the enclosed Information Statement, holders of a substantial majority of the Company's Common Stock have executed the written consent (1) re-electing seven directors of the Company, (2) ratifying the selection by the Audit Committee of the Board of Directors of Grant Thornton LLP as the Company's independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending September 30, 2016, (3) authorizing the Board of Directors to, in its discretion, amend the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's common stock at a ratio of one-for-twenty,(4) approving the Company's 2016 Stock Incentive Plan, and (5) approving the compensation paid to our named executive officers.
The Board of Directors believes it would not be in the best interest of the Company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. Based on the foregoing, our Board of Directors has determined not to call an Annual Meeting of Stockholders, and none will be held this year.
Stockholders of record of the Company's Common Stock at the close of business on March [·],  2016 have received this Notice of Consent in Lieu of Annual Meeting of Stockholders, which is expected to be mailed on or about March [·], 2016.
A copy of the Annual Report of the Company for the fiscal year ended September 30, 2015 accompanies this Notice.
BY ORDER OF OUR BOARD OF DIRECTORS
/S/ John L. McManus

John McManus

Chief Executive Officer

Mission Viejo, California
March [·], 2016

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INFORMATION STATEMENT
OF
AEOLUS PHARMACEUTICALS, INC.
26361 Crown Valley Parkway, Suite 150
 Mission Viejo, California 92691
We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.
Aeolus Pharmaceuticals, Inc., a Delaware corporation (the "Company" or "Aeolus"), furnishes this Information Statement to the holders of record of the Company's Common Stock, par value $0.01 per share (the "Common Stock"). This Information Statement is being mailed on or about March [·], 2016 to all of the Company's stockholders of record at the close of business as of March [·], 2016 (the "Record Date"). As of the Record Date, there were 151,559,745 shares of Common Stock outstanding.
[Each share of Common Stock is entitled to one vote per share. Holders of 63.95% of the outstanding Common Stock have executed a written consent in lieu of Annual Meeting, with an effective date of[____] [·], 2016, effecting the following actions: (1) election of the seven nominees for director identified below, (2) the ratification of the selection by the Audit Committee of the Board of Directors of Grant Thornton LLP as the Company's independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending September 30, 2016, (3) authorizing the Board of Directors to, in its discretion, amend the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's common stock at a ratio of one-for-twenty, (4) approving the Company's 2016 Stock Incentive Plan, and (5) approving the compensation paid to our named executive officers (the "Written Consent"). This Information Statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to inform holders of the Company's Common Stock who are entitled to vote on, authorize or consent to the matters authorized by the Written Consent. This Information Statement also constitutes notice of the actions that have been approved pursuant to the Written Consent for purposes of Section 228 of the General Corporation Law of the State of Delaware (the "DGCL").
Because holders of approximately 63.95% of the Company's outstanding Common Stock have executed the Written Consent, no vote or consent of any other stockholder is being, or will be, solicited in connection with the authorization of the matters set forth in the Written Consent. Under Delaware law and our Bylaws, the votes represented by the holders signing the Written Consent are sufficient in number to elect directors and authorize the other matters set forth in the Written Consent, without the vote or consent of any other stockholder of the Company. Delaware statutes provide that any action that is required to be taken, or that may be taken, at any annual or special meeting of stockholders of a Delaware corporation may be taken, without a meeting if a written consent, setting forth the action taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes necessary to authorize such action.
Based on the foregoing, our Board of Directors (the "Board") has determined not to call an annual meeting of stockholders concerning fiscal year 2015, and no annual meeting of stockholders of the Company was held concerning fiscal year 2015. The Board believes it would not be in the best interests of the Company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. There are no appraisal rights as a result of the approval of these actions.

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Our Annual Report to stockholders for the year ended September 30, 2015, including audited consolidated financial statements (the "Annual Report"), accompanies this Information Statement. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of this Information Statement and the Annual Report so that such record holders can supply such material to beneficial owners as of March [·],  2016.
This Information Statement is expected to be mailed to stockholders on or about [·][·], 2016. We will bear all expenses incurred in connection with the distribution of this Information Statement and the Annual Report. We will reimburse brokers or other nominees for expenses they incur in forwarding this material to beneficial owners.
COPIES OF THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 2015, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE UPON REQUEST TO DAVID CAVALIER, AEOLUS PHARMACEUTICALS, INC., 26361 CROWN VALLEY PARKWAY, SUITE 150 MISSION VIEJO, CALIFORNIA 92691-7234.

84672750.7

INFORMATION ON CONSENTING STOCKHOLDERS
Pursuant to Aeolus' Bylaws and the DGCL, a vote by the holders of at least a majority of Aeolus' outstanding Common Stock was required to approve the matters set forth in the Written Consent. Aeolus' Amended and Restated Certificate of Incorporation does not authorize cumulative voting and our outstanding shares of Series B Preferred Stock and Series C Preferred Stock were not entitled to vote on the matters set forth in the Written Consent. As of the Record Date, Aeolus had 151,559,745 shares of Common Stock issued and outstanding, of which 75,779,873 shares were required to pass any stockholder resolutions. The consenting stockholders, who consist of current stockholders of Aeolus and affiliates of such stockholders, were collectively the record and/or beneficial owners of 96,931,944 shares of Aeolus' Common Stock outstanding as of March [·], 2016, which represented 63.95% of the issued and outstanding shares of Aeolus' Common Stock as of that date. Pursuant to Section 228 of the DGCL, the consenting stockholders voted in favor of the actions described herein in the Written Consent, which was dated March [·], 2015, and is attached hereto as Exhibit A. No consideration was paid for any stockholder's consent. The consenting stockholders' names, affiliations with Aeolus, and their beneficial holdings are as follows:
Name	Affiliation	Shares Beneficially Held	Percentage
Xmark Opportunity Fund, L.P.	10% Stockholder	29,095,831	19.19%

Xmark Opportunity Fund, Ltd.	10% Stockholder	63,680,083	42.02%

Xmark JV Investment Partners, LLC	Together with Affiliates, 10% Stockholder	1,508,567	1.0%

Goodnow Capital, L.L.C.	10% Stockholder	2,647,463	1.74%

Total Shares Voting in Favor	Together with Affiliates, 10% Stockholder	96,931,944	63.95%

84672750.7

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS
The following actions were taken based upon the unanimous recommendation of the Board and the Written Consent as set forth in Exhibit A:
MATTER NO. 1
ELECTION OF DIRECTORS
Aeolus' Bylaws provide that the number of directors constituting the Board shall be no less than one or greater than seven. The Board currently consists of seven members.
The directors elected pursuant to the Written Consent as set forth in Exhibit A are to serve for one year, each until the election and qualification of his successor, or until his earlier death, removal or resignation. Each director listed below has agreed to serve as a director. None of the directors is related by blood, marriage or adoption to any other nominee or any executive officer of Aeolus.
Under Delaware law, the Written Consent is sufficient to elect all nominees to our Board without the vote or consent of any other stockholders of the Company.
INFORMATION REGARDING DIRECTORS
The following sets forth the names and ages (as of December 31, 2015) of the nominees for director, and certain other information about them.

Name of Director	Age as of December 31, 2015	Director Since
David C. Cavalier	46	April 2004

John M. Farah, Jr., Ph.D.	63	October 2005

Amit Kumar, Ph.D.	52	June 2004

Chris A. Rallis	62	June 2004

John M. Clerici	45	May 2013

Mitchell D. Kaye, J.D.	47	May 2013

Jeffrey A. Scott, M.D.	58	May 2013

David C. Cavalier has been the Chairman of our Board since April 30, 2004, and became our full time employee in November 2009. In June 2013, he became Chief Financial Officer.  Since 2001, he has been a Principal and the Chief Operating Officer of Xmark Opportunity Partners, LLC, and a manager of a family of private investment funds. From 1995 to 1996, Mr. Cavalier worked for Tiger Real Estate, a $785 million private investment fund sponsored by Tiger Management Corporation.  Mr. Cavalier began his career in 1994 in the Investment Banking Division of Goldman, Sachs & Co. working on debt and equity offerings for public and private real estate companies. He received a B.A. from Yale University and an M.Phil. from Oxford University.

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John M. Farah, Jr., Ph.D. has been an independent director of ours since October 2005 and a member of our audit committee.  He is managing director of a private consultancy serving biopharma clients in the US and abroad and recently, Dr. Farah affiliated with a strategic consultancy to provide market insight and value proposition analysis for clients about their products.  From 2008 to 2010, Dr. Farah was an independent director of GenSpera, Inc. (GNSZ), a publicly-traded pharmaceutical development stage company.  Dr. Farah was a Vice President at Cephalon, Inc., a biopharmaceutical company, from 1992 until 2011 when the company was integrated into Teva Pharmaceuticals. Dr. Farah led Cephalon's headquarter team of an international business unit with oversight of strategic product registrations, operations and sales abroad; he was latterly responsible for key Asia Pacific markets coordinating corporate product support for third party distributors and licensees. Dr. Farah joined Cephalon to manage scientific affairs which enhanced the company's R&D initiatives. As a senior team member of worldwide business development from 1997 to 2003, he promoted and negotiated R&D and commercial alliances with multinational and regional pharmaceutical firms. From 2003 until 2011, Dr. Farah led worldwide product export with P&L responsibilities for third party product sales, and in 2006, focused on strategic growth and commercial success in Asia and the Americas ex-US.  In addition to his responsibilities for business development and regional international revenues, Dr. Farah oversaw successful patent litigation in Europe and Latin America.  From 2008 until Cephalon's acquisition by Teva, he was treasurer and a director of the company's political action committee. From 1986 to 1992, Dr. Farah was a research investigator at GD Searle (now Pfizer) in nervous system and immunoinflammatory disease programs. His training included postdoctoral research at the National Institutes of Health (NIH, NINCDS) following his Ph.D. in physiology from the Uniformed Services University. He holds a B.S. in zoology from the University of Maryland and a B.H.A. from New College of California. We believe that Dr. Farah should serve as a director of our Company because of his extensive career in the pharmaceutical industry and international experience. Dr. Farah's past experience negotiating research partnerships, product licensing and academic collaborations are a valuable contribution to our Board and his current client-based experience allows him to provide additional insight to our Board in considering and approving these types of partnerships for the Company.

Amit Kumar, Ph.D. is currently President and CEO of Geo Fossil Fuels, a private biotech and energy company.  He is also Chairman of the Board of Ascent Solar Technologies, a publicly-held solar energy company.  From September 2001 to June 2010, Dr. Kumar was President and Chief Executive Officer of CombiMatrix Corporation, a publicly-held biotechnology company and director from September 2000 to June 2012.    Previously, Dr. Kumar was Vice President of Life Sciences of Acacia Research Corp.  From January 1999 to February 2000, Dr. Kumar was the founding President and CEO of Signature BioSciences, Inc., a life science company developing technology for advanced research in genomics, proteomics and drug discovery.  From January 1998 to December 1999, Dr. Kumar was an Entrepreneur in Residence with Oak Investment Partners, a venture capital firm.  From October 1996 to January 1998, Dr. Kumar was a Senior Manager at Idexx Laboratories, Inc., a biotechnology company.  From October 1993 to September 1996, he was Head of Research & Development for Idetek Corporation, which was later acquired by Idexx Laboratories, Inc.  Dr. Kumar received his B.A. in Chemistry, with honors, from Occidental College.  After joint studies at Stanford University and the California Institute of Technology, he received his Ph.D. from the California Institute of Technology in 1991.  He also completed a post-doctoral fellowship at Harvard University from 1991 to 1993.  We believe that Dr. Kumar should serve as a director of our Company in light of his experience serving as an officer and on the board of directors of a number of publicly-held companies, as well as his past venture capital and capital-raising experience. Dr. Kumar's experience in scientific research and development is also a valuable contribution to our Board, particularly during deliberations and discussions relating to research and development matters.

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Chris A. Rallis has been an executive-in-residence at Pappas Ventures, a life science venture capital firm since January 2008. Previously, Mr. Rallis was the President and Chief Executive Officer of ImmunoBiosciences, Inc. ("IBI"), a vaccine technology company located in Raleigh, North Carolina from April 2006 through June 2007. Prior to joining IBI, Mr. Rallis served as an executive in residence (part time) for Pappas Ventures, and as a consultant for Duke University and Panacos Pharmaceuticals, Inc. Mr. Rallis is the former President and Chief Operating Officer and director of Triangle Pharmaceuticals, Inc., which was acquired by Gilead Sciences in January 2003 for approximately $465 million. Prior to assuming the role of President and COO in March 2000, he was Executive Vice President, Business Development and General Counsel. While at Triangle, Mr. Rallis participated in 11 equity financings generating gross proceeds of approximately $500 million. He was also primarily responsible for all business development activities which included a worldwide alliance with Abbott Laboratories and the in-licensing of ten compounds. Before joining Triangle in 1995, Mr. Rallis served in various business development and legal management roles with Burroughs Wellcome Co. over a 13-year period, including Vice President of Strategic Planning and Business Development. Mr. Rallis also serves on the boards of Fennec Pharmaceuticals Inc. , a publicly-held biopharmaceutical company located in Research Triangle Park, NC and Tenax Therapeutics, Inc., a publicly-held biopharmaceutical company located in Morrisville, NC. Mr. Rallis serves on the audit committees of both boards and chairs the audit committee at Adherex. Mr. Rallis received his A.B. degree in economics from Harvard College and a J.D. from Duke University. We believe that Mr. Rallis should serve as a director of our Company in light of his experience serving as an executive officer of, and participating in a number of equity financings for, other pharmaceutical companies. Mr. Rallis' experiences in development activities and strategic alliances are valuable to Board deliberations. In addition, his venture capital consulting experience allows him to contribute additional insight to the Board in refining our Company's business strategies and commercial objectives.

John M. Clerici is a founding Principal of Tiber Creek Partners, LLC, a company focused on providing scientific and business counseling to biotechnology companies seeking to use non-dilutive capital from the U.S. and foreign governments and from non-governmental organizations. Mr. Clerici is also a Partner in the government contracts practice at McKenna Long & Aldridge LLP. For over 14 years, Mr. Clerici has been at the forefront of the creation of the public health preparedness sector, including helping large pharmaceutical and emerging biotechnology companies develop creative approaches to access non-dilutive capital to fund the development of biotechnology for emerging disease and engineered threats. Since 1999, Mr. Clerici has assisted over three dozen companies in obtaining nearly $4 billion in funding for research, development and procurement of public health countermeasures from the Federal government, which includes the majority of the awards made under Project Bioshield, the U.S. Government's initiative for preparing the United States against a bioterrorist attack. Prior to joining McKenna Long & Aldridge LLP, Mr. Clerici was a judge advocate with the U.S. Air Force where, among other assignments, he advised the Air Force Research Laboratory on the procurement of technology from research institutions throughout the United States, Europe and Asia. Mr. Clerici earned his Juris Doctor from the University of North Carolina at Chapel Hill in 1995. He did his undergraduate work at the Catholic University of America, graduating summa cum laude. We believe that Mr. Clerici should serve as a director of our Company in light of his over 14 years of experience in working with the US Government in public health preparedness. We believe he will contribute significantly to our medical countermeasure development programs.

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Mitchell D. Kaye, J.D. is a Managing Director at Biotechnology Value Fund, a biotechnology investment fund.  Previously, Mr. Kaye was founder of MedClaims Liaison, LLC and served as its Chief Executive Officer from 2009 to 2013. MedClaims is a consumer advocacy business that works on behalf of families in managing reimbursement disputes with medical providers and insurance companies. From 2008-2010, Mr. Kaye was a Managing Director with Navigant Capital Advisors, a financial and strategic advisory services firm, and Head of Navigant's Financial Institutions Restructuring Solutions Team (FIRST). While at Navigant, Mr. Kaye led numerous high profile engagements on behalf of investment funds and investors. Previously, as a successful entrepreneur in the asset management industry, Mr. Kaye launched two highly profitable asset management companies. Mr. Kaye was the founding member of Xmark Opportunity Partners, LLC, an investment fund exclusively focused on investments in publicly traded life sciences companies, and has served as a member of the management committee since 2001. Mr. Kaye established a venerable reputation as an activist investor, taking influential stakes in numerous companies, forcing changes at the boards of directors and management team levels, and guiding the sale of several of his portfolio companies to the benefit of shareholders. In 1996, Mr. Kaye began his career as a founding member of Brown Simpson Asset Management, LLC (Brown Simpson), an investment fund that was at the foreground of private placement investing in the public markets. Brown Simpson's life sciences investment unit produced a value weighted cash-on-cash return in excess of 100% during the life of the fund. During his career, Mr. Kaye has consummated over 100 transactions as a lead investor, structured over a billion dollars in debt and equity-linked transactions, and taken an active role in the management of numerous portfolio companies. Mr. Kaye has served on the boards of several private and public companies, and also served on the board of the New York Alzheimer's Association. From September 2007 until the company's unwinding in June 2009, Mr. Kaye served on the board of directors of Genaera Corporation, a biopharmaceutical company that was listed on the Nasdaq Capital Market. Mr. Kaye received his BA from Wesleyan University, and his Juris Doctorate from Northwestern University School of Law. We believe that Mr. Kaye should serve as a director of our Company in light of his experience in business development and financing biotech companies, which we believe will be invaluable as we begin to generate efficacy data from our animal efficacy and cancer studies.

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Jeffrey A. Scott, M.D. is a Board Certified Medical Oncologist and is currently the President and Chief Medical Officer of Integra Connect, a healthcare company involved in Revenue Cycle Management, Population Health and Pharmaceutical Services. Prior to this Dr. Scott was the General Manager/Senior Vice President for P4 Healthcare, a division of Cardinal Health Specialty Solutions, which is a division of Cardinal Health. He was also a member of Cardinal Health's Operating Committee. Prior to the 2010 sale of P4 Healthcare to Cardinal Health, Dr. Scott was the Founder, President and Chief Executive Officer of P4 Healthcare, since its inception in 2006. P4 Healthcare was a multimedia Healthcare Marketing and Education Company with a focus in Oncology. From 1998 to 2002, Dr. Scott served as the National Medical Director and President of the International Oncology Network (ION), a network of more than 4,000 U.S. private practice oncologists headquartered in Baltimore, Maryland. In 2002, ION became a subsidiary of Amerisource Bergen Corporation upon its sale. Dr. Scott continued to serve as President and General Manager for ION until 2005. Dr. Scott was a practicing physician, Founding Partner and Chief Financial Officer of Georgia Cancer Specialists located in Atlanta, Georgia from 1990 to 2000. During Dr. Scott's tenure as Chief Financial Officer of Georgia Cancer Specialists, the physician practice had over $100 million in revenue and Dr. Scott was responsible for development of financial programs of practice after the merger and corporate buyout by Phymatrix. Also at the Georgia Cancer Specialists, Dr. Scott took responsibility for the development of an extensive clinical research program. From 1998 to 2000, he also served as Medical Chief of Staff at Emory Northlake Regional Medical Center in Atlanta, Georgia. Dr. Scott's biotechnology experience includes his role as a Consultant to NexStar Pharmaceuticals, Inc. ("NexStar") of Boulder, Colorado. Prior to NexStar's 1999 merger with Gilead Sciences, Inc., it was engaged in the discovery, development, manufacture and commercialization of products to treat serious and life-threatening illnesses. As a consultant to NexStar, Dr. Scott was responsible for assisting and educating the sales force in dealing with physician networks and consulting with investment advisors regarding potential investments in other biotechnology companies. Dr. Scott's educational background includes a B.S. degree in Microbiology from the University of Michigan, Ann Arbor, Michigan, a medical education at Wayne State University, Detroit, Michigan, and a fellowship in Oncology at University of Texas Health Sciences, San Antonio, Texas. Dr. Scott has Board Certifications from the American Board of Internal Medicine, Internal Medicine, September 1987, and the American Board of Internal Medicine, Medical Oncology, November 1989. Dr. Scott has served on the board of directors of Biovest International, Inc. (OTCQB: BVTI) since March 2004. We believe that Dr. Scott should serve as a director of our Company in light of his experience as an oncologist, drug developer and senior executive in one of the leading pharmaceutical distribution companies, which we believe will be invaluable as we begin to move forward with our AEOL 10150 oncology development program and begin to formulate our strategies for making our compound available in the most efficient and effective way for biodefense purposes.

Information Concerning the Board of Directors and its Committees

 Director Independence and Board Meetings
The business of Aeolus is under the general management of the Board, as provided by the laws of Delaware and the Bylaws of Aeolus. During the fiscal year ended September 30, 2015, the Board held two formal meetings, excluding actions by unanimous written consent. Each member of the Board attended at least 75% of the fiscal 2015 meetings of the Board and Board committees of which he was a member.  Aeolus does not have a policy with regard to Board members' attendance at annual meetings. We did not hold an Annual Meeting of Stockholders in fiscal year 2015.

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After review of all relevant transactions or relationships between each director, or any of his family members, and the Company, our senior management and its independent registered public accounting firm, the Board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq Stock Market, LLC ("Nasdaq") listing standards, as currently in effect, with the exception of Mr. Cavalier, who also is an executive officer of Aeolus.
The Board has established an Audit Committee in accordance with section 3(a)(58)(A) of the Exchange Act and a Compensation Committee.
Audit Committee
The Audit Committee currently consists of Mr. Rallis, Chairman, Dr. Kumar and Dr. Farah. During fiscal 2015, the Audit Committee held four formal meetings and met with Aeolus' independent registered public accounting firm prior to the release of financial results for the first three quarters and full year of fiscal 2015. The Audit Committee reviews the results and scope of the audit and other services provided by Aeolus' independent registered public accounting firm. The Audit Committee has adopted a written charter, which can be obtained from our website at www.aolsrx.com. The Board has determined that Mr. Rallis is an "audit committee financial expert," as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC ("Regulation S-K"). The Board has determined that all of the members of the Audit Committee meet the Nasdaq Audit Committee independence standards, as currently in effect.
Compensation Committee
The Compensation Committee currently consists of Dr. Kumar, Chairman, Mr. Clerici and Dr. Scott. During fiscal 2015, the Compensation Committee held no formal meetings. The Compensation Committee makes recommendations to the Board regarding salaries and incentive compensation for officers of Aeolus, makes determinations concerning equity incentives granted to participants under the Aeolus' 2004 Stock Incentive Plan, as amended (the "2004 Plan") and determines the amount and type of equity incentives granted to participants in Aeolus' 2016 Stock Incentive Plan .
Nominating Committee
The Board does not have a standing nominating committee. The Board does not believe a nominating committee is necessary based on Aeolus' size and the beneficial ownership (beneficial ownership assumes the exercise of all warrants and options by the respective holder) by Xmark Opportunity Partners, LLC of more than 63% of our outstanding Common Stock as of March [·], 2016. The Board will consider establishing a nominating committee at the appropriate time.
The entire Board participates in the consideration of director nominees. To date, the Board has not formally established any criteria for Board membership. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Board considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

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The Board's process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing an analysis with regard to particular recommended candidates.
Communications with Members of the Board of Directors and Stockholder Director Nominations
The Board has not established a formal process for stockholders to send communications, including director nominations, to the Board; however, the names of all directors are available to stockholders in this Information Statement and on Aeolus' web site at www.aolsrx.com. Due to the infrequency of stockholder communications to the Board, the Board does not believe that a formal process is necessary. However, the Board will consider, from time to time, whether adoption of a formal process for such stockholder communications has become necessary or appropriate. If Aeolus receives any security holder communication for an independent director, Aeolus will relay it to the independent director. Director nominations submitted by a stockholder will be considered by the full Board. The Board believes that we currently have in place adequate methods for receiving communications from its stockholders. Any stockholder may send a communication to any member of the Board, in care of the Company, at 26361 Crown Valley Parkway, Suite 150, Mission Viejo, California 92691 (Attention: Secretary). We will forward any such communication to the Board member.
Code of Ethics
We have a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, controller and other similar employees. The purpose of the Code of Ethics is to provide written standards that are reasonably designed to promote: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports and documents filed with the SEC and other public communications by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Code of Ethics; and accountability for adherence to the Code of Ethics; and to deter wrongdoing. A copy of our Code of Ethics can be obtained from our website at www.aolsrx.com.
Family Relationships and Orders, Judgments and Decrees
There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information regarding the ownership of shares of Aeolus' Common Stock and Series B Preferred Stock and Series C Preferred Stock as of the close of business on December 31, 2015, by:

•	each person known by Aeolus to beneficially own more than 5% of the outstanding shares of each class of our stock;
•	each of our directors;
•	each of our Named Executive Officers (as defined under "Executive Compensation" below); and
•	all of our directors and executive officers as a group

	Preferred Stock			Common Stock
Identity of Owner or Group (1)(2)	Beneficially Owned	Percentage Owned		Beneficially Owned(4)		Percentage Owned(5)

Directors:
David C. Cavalier	-	-		97,064,694	(6)	64.0%
John M. Farah, Jr., Ph.D. (7)	-	-		607,424		*
Mitchell D. Kaye, J.D. (8)	-	-		97,081,944		64.1%
Amit Kumar, Ph.D. (7)	-	-		638,583		*
John M. Clerici (7)	-	-		250,000		*
Chris A. Rallis (7)	-	-		638,583		*
Jeffrey A. Scott, M.D. (7)	-	-		250,000		*

Named Executive Officers:
John L. McManus (9)	-	-		6,569,467		4.2%
David C. Cavalier (6)	-	-		97,064,694		*
All directors and executive officers as a group (8 persons)	-	-		106,468,751	(10)	66.6%

Greater than 5% Stockholders:
Perrigo Company plc	526,080	100.0	%(3)	526,080	(11)	*
Treasury Building
Lower Grand Canal Street
Dublin 2, Ireland

BVF Partners, L.P. and its affiliates	4,500	100.0	%(3)	15,205,106	(12)	9.99%	(13)
900 N. Michigan Avenue, Suite 1100 Chicago, IL 60611

Xmark Opportunity Partners, LLC and its affiliates	-	-		97,214,694	(14)	64.0%
90 Grove Street
Ridgefield, CT 06877

* Less than one percent

 (1) Unless otherwise indicated, the address of all the owners is: c/o Aeolus Pharmaceuticals, Inc., 26361 Crown Valley Parkway, Suite 150, Mission Viejo, California 92691.

 (2) This table is based upon information supplied by our executive officers, directors and principal stockholders and Schedule 13Ds and 13Gs, as amended, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

 (3) Percent of shares beneficially owned by the person listed above is calculated by dividing the number of shares of each class of preferred stock beneficially owned by that person by the number of shares of each class of preferred stock outstanding. Perrigo Comp plc owns 100% of the outstanding shares of Series B Preferred Stock. BVF Partners, L.P. and its affiliates own 100% of the outstanding shares of Series C Preferred Stock.

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 (4) The number of shares of common stock beneficially owned includes any shares issuable pursuant to stock options or warrants that are currently exercisable or may be exercised within 60 days after December 31, 2015 as well as shares of preferred stock convertible into common stock. Shares issuable pursuant to such options or warrants and shares issuable upon conversion of such preferred stock are deemed outstanding for computing the ownership percentage of the person holding such options but are not deemed to be outstanding for computing the ownership percentage of any other person.

 (5) Applicable percentages are based on 151,559,745 shares outstanding on December 31, 2015, plus the number of shares such stockholder can acquire within 60 days after December 31, 2015.  All percentages are rounded.

 (6) Consists of 132,750 shares of Common Stock issuable upon exercise of options held by David C. Cavalier; 29,095,831 shares of Common Stock beneficially owned by Xmark Opportunity Fund, L.P., a Delaware limited partnership ("Opportunity LP") (including 957,326 shares held by Goodnow Capital L.L.C. (L.P.)); 63,680,083 shares of Common Stock owned by Xmark Opportunity Fund, Ltd., a Cayman Islands exempted company ("Opportunity Ltd") (including 2,475,490 shares held by Goodnow Capital L.L.C. (Ltd.)); 1,508,567 shares of Common Stock owned by Xmark JV Investment Partners, LLC, a Delaware limited liability company ("JV Partners"); and another 2,647,463 shares of Common Stock owned by Goodnow Capital, L.L.C. ("Goodnow"), a Delaware limited liability company that are not reflected above. Mr. Cavalier shares voting and dispositive power over the shares listed above (other than shares subject to options) with Mr. Kaye.

 (7) Consists solely of shares of Common Stock issuable upon exercise of options.

 (8) Consists of 150,000 shares of Common Stock issuable upon exercise of options held by Mitchell D. Kaye.  Also consists of shares beneficially owned as referenced in footnote 6 above, including:  29,095,831 shares of Common Stock beneficially owned by Opportunity LP; 63,680,083 shares of Common Stock beneficially owned by Opportunity Ltd; 1,508,567 shares of Common Stock beneficially owned by JV Partners; and 2,647,463 shares of Common Stock owned by Goodnow.  Mr. Kaye shares voting and dispositive power over these shares with Mr. Cavalier.  Mr. Kaye does not possess voting or investment power over Aeolus securities held or beneficially owned by BVF Partners, L.P. and its affiliates, as described below in footnote 12.  Mr. Kaye is a Managing Director of Biotechnology Value Fund, L.P. which is affiliated with BVF Partners, L.P.

 (9) Consists of 70,300 shares owned directly, 10,000 shares owned directly by Mr. McManus' spouse and 6,489,167 shares issuable upon exercise of options.

 (10) Consists of shares of Common Stock beneficially owned by our directors and the following executive officers: Mr. McManus and Mr. Cavalier. See footnotes (5), (6), (7), and (9) above, the shares held by Opportunity LP, Opportunity Ltd, JV Partners and Goodnow, which are deemed to be beneficially owned by Messrs. Cavalier and Kaye have been counted only once for purposes of this calculation. Consists of 9,456,507 shares subject to options.

 (11) Consists of 526,080 shares of Common Stock which were issuable upon conversion of an aggregate of 526,080 shares of Series B Preferred Stock as of the close of business on the Record Date.

 (12) Consists of 14,561,580 shares of issued and outstanding Common Stock owned directly by the entities listed below plus 643,526 shares of Common Stock that may be acquired upon the exercise of certain warrants held by such entities up to the exercise and conversion limitations described in footnote 13.  In light of such exercise and conversion limitations, the beneficial ownership of the number of shares of Common Stock listed in the table does not reflect all Common Stock subject to certain warrants and Series C Preferred Stock presented below that are held by affiliates of BVF Partners, L.P. that are listed below. The following beneficial ownership information is presented for informational purposes assuming no such limitation on the exercise of warrants or conversion of Series C Preferred Stock.

As of December 31, 2015, (i) Biotechnology Value Fund, L.P. ("BVF") beneficially owned 31,544,723 shares of Common Stock, including 15,557,560 shares of Common Stock issuable upon the exercise of certain warrants held by it and 8,677,273 shares of common stock that may be acquired upon conversion of Series C Preferred Stock, (ii) Biotechnology Value Fund II, L.P. ("BVF2") beneficially owned  18,501,586 shares of Common Stock, including 9,104,300 shares of Common Stock issuable upon the exercise of certain warrants held by it and 5,213,636 shares of common stock that may be acquired upon conversion of Series C Preferred Stock, (iii) BVF Investments, L.L.C. ("BVLLC") beneficially owned 352,980 shares of Common Stock, (iv) Investment 10, L.L.C. ("ILL10") beneficially owned 6,184,885  shares of Common Stock, including 3,056,638 shares of Common Stock issuable upon the exercise of certain warrants held by it and 1,186,364 shares of common stock that may be acquired upon conversion of Series C Preferred Stock, (v) MSI BVF SPV, L.L.C. ("MSI BVF") beneficially owned 6,128,172 shares of Common Stock, including 3,064,086 shares of Common Stock issuable upon the exercise of certain warrants held by it and 2,290,909 shares of common stock that may be acquired upon conversion of Series C Preferred Stock, and (vi) Biotechnology Value Trading Fund OS, L.P. ("Fund OS") beneficially owned 6,172,728 shares of Common Stock, including 3,086,364 shares of Common Stock issuable upon the exercise of certain warrants held by it and 3,086,364 shares of common stock that may be acquired upon conversion of Series C Preferred Stock.

BVF Partners L.P.  ("Partners"), as the general partner of BVF and BVF2, the manager of BVLLC, the investment adviser of ILL10, the attorney-in-fact of MSI BVF and the investment manager of Fund OS, may be deemed to beneficially own 68,885,074 shares of Common Stock, including 54,323,494 shares of Common Stock currently issuable upon the exercise of certain warrants and conversion of Series C Preferred Stock, beneficially owned in the aggregate by BVF, BVF2, BVLLC, ILL10, MSI BVF, and Fund OS.

BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 68,885,074 shares of Common Stock, including 54,323,494 shares of Common Stock currently issuable upon the exercise of certain warrants and conversion of Series C Preferred Stock, beneficially owned by Partners.

Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 68,885,074 shares of Common Stock, including 54,323,494 shares of Common Stock currently issuable upon the exercise of certain warrants, beneficially owned by BVF Inc.

The foregoing should not be construed in and of itself as an admission by any of Partners, BVF Inc. or Mark N. Lampert as to beneficial ownership of any shares of Common Stock owned by BVF, BVF2, BVLLC, ILL10, MSI BVF, and Fund OS. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares of Common Stock beneficially owned by BVF, BVF2, BVLLC, ILL10, MSI BVF, and Fund OS and this filing shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities.

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 (13) The terms of the warrants and Series C Preferred Stock held by BVF, BVF2, BVLLC, ILL10, MSI BVF, and Fund OS each contain an issuance limitation prohibiting the holder from exercising such warrants and converting such Series C Preferred Stock to the extent that, after giving effect to such exercise or conversion thereof, the holder, including any of its affiliates, would beneficially own more than 9.99% of the Common Stock of the Company then issued and outstanding.

 (14) Consists of: 132,750 shares of Common Stock issuable upon exercise of options held by David C. Cavalier; 150,000 shares of Common Stock issuable upon exercise of options held by Mitchell D. Kaye; 29,095,831 shares of Common Stock owned by Xmark Opportunity Fund, L.P., a Delaware limited partnership ("Opportunity LP"); 63,680,083 shares of Common Stock owned by Xmark Opportunity Fund, Ltd., a Cayman Islands exempted company ("Opportunity Ltd"); 1,508,567 shares of Common Stock owned by Xmark JV Investment Partners, LLC, a Delaware limited liability company ("JV Partners"); and 2,647,463 shares of Common Stock owned by Goodnow Capital, L.L.C. ("Goodnow"), a Delaware limited liability company. Mr. Cavalier shares voting and dispositive power over these shares with Mr. Kaye.

Compensation of Directors

The following table sets forth information for the fiscal year ended September 30, 2015 regarding the compensation of our directors.
Director Compensation
Name	Fees Earned or Paid in Cash	Option Awards(1)	All Other Compensation	Total

David C. Cavalier	—	—	—	—
John M. Farah, Jr., Ph.D.	—	$21,752	—	$21,752
Amit Kumar, Ph.D.	—	$21,752	—	$21,752
Chris A. Rallis	—	$21,752	—	$21,752
John M. Clerici	—	$16,314	—	$16,314
Mitchell D. Kaye	—	—	—	—
Jeffrey A. Scott	—	$16,314	—	$16,314
____________________
(1)	The amounts in the "Option Awards" column reflect the aggregate grant date fair value of awards for grants of options to each listed director in fiscal 2015, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. These amounts do not represent the actual amounts paid to or realized by the directors during fiscal 2015. The fair value of the options was determined at the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (i) dividend yield: 0%; (ii) unvested forfeiture rate: 5.35%; (iii) expected volatility: 137%; (iv) risk-free interest rate: 1.7%; and (v) expected option life after shares are vested: 5.27 years. We use a straight line method of amortization of stock-based compensation.

All directors are reimbursed for expenses incurred in connection with each board or committee meeting attended. In addition, the Board adopted the following compensation program for the outside members of the Board on March 7, 2013, effective beginning March 7, 2013:

• Each non-executive Board member shall be eligible to receive a nonqualified stock option of 75,000 shares per year issued at the beginning of each year. The option exercise prices shall be equal to the closing price of the Common Stock on the grant date. The options shall have 10-year terms and vest, as long as the director remains on the Board, on a monthly basis over a 12-month period beginning on the date of grant. Unvested options expire upon resignation or termination from the Board.

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• In addition, each Audit Committee member shall be eligible to receive a nonqualified stock option of 25,000 shares per year issued at the beginning of each year. The option exercise prices shall be equal to the closing price of the Common Stock on the grant date. The options shall have 10-year terms and vest, as long as the director remains on the Board, on a monthly basis over a 12-month period beginning on the date of grant. Unvested options expire upon resignation or termination from the Board.

Outstanding Equity Awards for Directors as of September 30, 2015
The following table sets forth information regarding unexercised stock options for each Director outstanding as of September 30, 2015. We have not awarded stock grants or other equity incentive awards and as such have not made any disclosures regarding such awards.
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options
David C. Cavalier	132,750	—	—

John M. Farah, Jr., Ph.D.	565,757	8,334	—

Amit Kumar, Ph.D.	596,916	8,334	—

Chris A. Rallis	596,916	8,334	—

John M. Clerici	218,750	6,250	—

Mitchell D. Kaye	150,000	6,250	—

Jeffrey A. Scott, M.D.	218,750	—	—

Executive Officers
Our executive officers, their ages as of December 31, 2015, their respective positions and their backgrounds are as follows:
Name	Age	Position(s)

David Cavalier	46	Chairman of the Board and Chief Financial Officer

John L. McManus	51	President and Chief Executive Officer

David C. Cavalier. Mr. Cavalier's background is described in "Information Regarding Directors" above.

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John L. McManus. Mr. McManus began as a consultant to Aeolus in June 2005 as President. He became employed as our President and Chief Operating Officer in July 2006 and was appointed President and Chief Executive Officer in March 2007. Mr. McManus, who received his degree in business administration from the University of Southern California in 1986, is the founder and president of McManus Financial Consultants, Inc. ("MFC"), which provides strategic, financial and investor relations advice to senior managements and boards of directors of public companies, including advice on mergers and acquisitions. These companies have a combined value of over $25 billion. He has served as president of MFC since 1997. In addition, Mr. McManus previously served as Vice President, Finance and Strategic Planning to Spectrum Pharmaceuticals, Inc. (NASDAQ: SPPI), where he had primary responsibility for restructuring Spectrum's operations and finances, including the design of strategic and financial plans to enhance Spectrum's corporate focus, and leading the successful implementation of these plans and relisting of the Company on NASDAQ.  The implementation of these plans led to an increase in Spectrum's market value from $1 million to more than $125 million at the time of Mr. McManus' departure.

EXECUTIVE COMPENSATION

The following table sets forth all compensation earned for the fiscal year ended September 30, 2015 and 2014, by its principal executive officer and principal financial officers, collectively referred to as the "Named Executive Officers."

Summary Compensation Table

		Annual Compensation			All Other
Name and Principal	Fiscal			Option	Compensation
Position(s)	Year	Salary ($)	Bonus ($)	Awards ($) (1)	($)	Total ($)
John L. McManus	2015	$446,925	—	$57,444	—	$504,369
President and	2014	$433,908	—	$344,242	—	$778,150
Chief Executive Officer

David C. Cavalier	2015	$363,127	—	$—	—	$363,127
Chairman of the Board and Chief Financial	2014	$352,550	—	$—	—	$352,550
Officer

____________________

(1)	The amounts in the "Option Awards" column reflect the aggregate grant date fair value of awards for grants of options to each listed Named Executive Officer, computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by any of the Named Executive Officers during fiscal 2015 or fiscal 2014. The fair value of the options was determined at the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (i) dividend yield: 0%; (ii) unvested forfeiture rate: 11.65%; (iii) expected volatility: 125.49%; (iv) risk-free interest rate: 1.64%; and (v) expected option life after shares are vested: 5.27 years. We use a straight line method of amortization of stock-based compensation.

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Grants of Plan Based Awards During the Fiscal Year Ended September 30, 2015

The following table summarizes all option grants during the fiscal year ended September 30, 2015 to the Named Executive Officers.
Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price Exercise Price of Option Awards	Grant Date Fair Value of Option Awards (2)
John L. McManus	3/4/2015	250,000	$0.27	$57,444
President and Chief Executive Officer

____________________
(1)	The option grant vests on a monthly basis for twelve months with a ten-year term, subject to earlier termination upon certain events.

(2)	The amounts in the "Grant Date Fair Value of Option Awards" column reflect the aggregate grant date fair value of awards for grants of options to Mr. McManus in fiscal 2015, computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by Mr. McManus during fiscal 2015.

Outstanding Equity Awards as of September 30, 2015

The following table sets forth information regarding outstanding unexercised stock options for each of the Named Executive Officers as of September 30, 2015. We have not awarded stock grants or other equity incentive awards and as such have not made any disclosures regarding such awards.

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Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Awards Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration Date

John L. McManus	10,000	—		—	$1.15	10/31/2015
	10,000	—		—	$1.03	11/30/2015
	10,000	—		—	$0.95	12/30/2015
	10,000	—		—	$0.89	1/31/2016
	10,000	—		—	$0.90	2/28/2016
	10,000	—		—	$0.80	3/31/2016
	10,000	—		—	$0.75	4/28/2016
	10,000	—		—	$0.60	5/31/2016
	10,000	—		—	$0.81	6/30/2016
	250,000	—		—	$0.75	7/14/2016
	250,000	—		—	$0.90	7/13/2017
	250,000	—		—	$0.32	7/14/2013
	1,000,000	—		—	$0.30	5/6/2019
	250,000	—		—	$0.39	7/30/2019
	250,000	—		—	$0.40	7/14/2020
	1,500,000	—		—	$0.40	7/29/2020
	250,000	—		—	$0.40	7/14/2021
	250,000	—		—	$0.28	7/14/2022
	2,000,000	—		—	$0.40	3/4/2023
	250,000	—		—	$0.26	3/4/2024
	125,000	125,000	(1)		$0.27	3/4/2025

David Cavalier	30,000	—		—	$0.85	9/12/2016
	30,000	—		—	$0.55	7/27/2017
	27,750	—		—	$0.40	12/11/2013
	3,750	—		—	$0.29	2/5/2019
	11,250	—		—	$0.33	3/26/2019
	3,750	—		—	$0.38	4/30/2019
	11,250	—		—	$0.35	6/4/2019
	15,000	—		—	$0.39	7/30/2019
____________________
(1)	Options vest at a rate of approximately 20,833 per month from the grant date for twelve months, provided that John McManus is an employee or consultant of the Company on the applicable vesting date. In the event of a sale of the Company, through a merger or otherwise, all of the options shall be fully vested and immediately exercisable.

Option Exercises and Stock Vested During the Fiscal Year Ended September 30, 2015

No stock options were exercised by any Named Executive Officer during the fiscal year ended September 30, 2015.

We had no stock awards outstanding as of or for the year ended September 30, 2015.

Employment Agreement with John McManus
On March 4, 2013, we and John McManus entered into an amended and restated employment agreement (the "Restated Agreement"). Under the Amended Employment Agreement, Mr. McManus continues to serve as President, Chief Executive Officer and Chief Operating Officer of the Company. Pursuant to the agreement, Mr. McManus is paid $ 36,159 per month.

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Under the Amended Employment Agreement, Mr. McManus will be entitled to receive an option to purchase at least 250,000 shares of the Company's common stock with an exercise price equal to the closing price of the Company's common stock on the date of grant. In addition, the Amended Employment Agreement provides that, on the date of the agreement, Mr. McManus shall be granted an option to purchase 2,000,000 shares of the Company's common stock with an exercise price equal to the closing price of the Company's common stock on the date of grant. In each case, the options shall vest at a monthly rate of 8.33% following the date of grant, subject to Mr. McManus remaining employed with the Company. The Amended Employment Agreement also provides that, upon a Change in Control of the Company (as defined in the Amended Employment Agreement), all of the stock options granted to Mr. McManus will fully vest and become immediately exercisable. In addition, if the Company signs a Corporate Partnership, as defined in the Amended Employment Agreement, of if there is a Change in Control, Mr. McManus is entitled to receive a bonus of not less than $250,000 upon the execution and delivery of a definitive and enforceable agreement.

The current term of the Amended Employment Agreement is through March 4, 2015 unless terminated earlier. Pursuant to the Amended Employment Agreement, if (A) the Company terminates Mr. McManus' employment without "Cause" (as defined in the Amended Employment Agreement), and the Company has not provided Mr. McManus with a Non-Renewal Notice, or (B) Mr. McManus terminates his employment for "Good Reason" (as defined in the Amended Employment Agreement), in either case subject to Mr. McManus' agreement to release any claims against the Company, Mr. McManus will be entitled to receive a cash severance, payable over 12 months, equal to: (i) Mr. McManus' effective base salary at the time of termination, plus (ii) the average of the annual bonus(es) paid to Mr. McManus, if any, during the two full years immediately preceding the year in which the termination occurs. If the Company provides Mr. McManus with a Non-Renewal Notice, other than as a result of Mr. McManus' death, disability or termination for "Cause", subject to Mr. McManus' agreement to release any claims against the Company, Mr. McManus will be entitled to receive a cash severance equal to: (x) Mr. McManus' effective base salary at the time of termination, plus (y) the average of the annual bonus(es) paid to Mr. McManus, if any, during the two full years immediately preceding the year in which the termination occurs, less (z) the salary payable to Mr. McManus under the Amended Employment Agreement for the remainder of his employment term, which amount will be payable in equal monthly installments following the end of the employment term until the one-year anniversary of the date of the Non-Renewal Notice.

Separation Agreements

We did not enter into any separation agreements during fiscal 2015.

Payments Upon Termination or Change of Control

We have an employment agreement with Mr. John McManus, which provides for payments to Mr. McManus upon termination of employment or a change of control of Aeolus under specified circumstances. For information regarding the specific circumstances that would trigger payments and the provision of benefits, the manner in which payments and benefits would be provided and conditions applicable to the receipt of payments and benefits, see "—Employment Agreement with John McManus."

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The following tables set forth information regarding potential payments and benefits that each Named Executive Officer who was serving as an executive officer on September 30, 2015 would receive upon termination of employment or consulting arrangement or a change of control of Aeolus under specified circumstances, assuming that the triggering event occurred on September 30, 2015.

Summary of Potential Payments Upon Termination or Change of Control

	Termination without Cause				Voluntary Resignation
Value of Options
	Cash	Value of	with Accelerated		Cash
Name	Payments(1)	Benefits(2)	Vesting		Payments

John L. McManus	$446,925	$26,451	—	(3)	—
____________________
(1)	This amount reflects a lump sum payment equal to the remaining term of the Named Executive Officer's employment agreement with the Company, assuming notice of termination was given on September 30, 2015.

(2)	The amounts in this column reflect the estimated value of health, dental, life and disability insurance that would be provided to the Named Executive Officer pursuant to his employment agreement with the Company.

(3)	Pursuant to the Named Executive Officer's employment agreement with the Company, in the event the Named Executive Officer was terminated without cause on September 30, 2015, options to purchase 1,000,000 shares would have vested. The amounts in this column are calculated based on the difference between $0.28, the closing market price per share of the Common Stock on September 30, 2015, the last trading day of fiscal year 2013, and the exercise price per share of $0.40 for the options subject to accelerated vesting.

	Immediately upon a Change of Control			Termination without Cause in Connection with a Change of Control
Name	Cash Payments(4)	Value of Options with Accelerated Vesting		Cash Payments(6)	Value of Benefits(7)	Value of Options with Accelerated Vesting

John L. McManus	$250,000	—	(5)	$683,908	$26,451	—	(5)
____________________
(4)	The amounts in this column reflect the lump sum payment payable upon a change of control pursuant to the Named Executive Officer's employment agreement with the Company in effect on September 30, 2015 assuming a change of control of the Company occurred on September 30, 2015.

(5)	All of these outstanding options shall vest in connection with a change of control of the Company. The amounts in this column are calculated based on the difference between $0.25, the closing market price per share of the Common Stock on September 30, 2015, the last trading day of fiscal year 2015, and the $0.40 exercise price per share of the 1,000,000 options subject to accelerated vesting.

(6)	The amounts in this column reflect the lump sum payment payable pursuant to a termination upon a change of control pursuant to the Named Executive Officer's employment agreement with the Company in effect on September 30, 2015 assuming a change of control of the Company occurred on September 30, 2015.

(7)	The amounts in this column reflect the estimated value of health, dental, life and disability insurance that would be provided to the Named Executive Officer pursuant to his employment agreement with the Company for the period from March 4, 2015 to March 4, 2016.

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Summary of Actual Payments Upon Termination of Employment

No payments were made to any Named Executive Officer in connection with a termination of employment during fiscal 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

To our knowledge, there were no reports required under Section 16(a) of the Exchange Act that were not timely filed during the fiscal year ended September 30, 2015, except for: (i) two Form 4s filed by John Farah, a director, for an option grant made on each of October 1, 2013 and October 1, 2014; (ii) two Form 4s filed by John Clerici, a director for an option grant made on each of October 1, 2013 and October 1, 2014; (iii) two Form 4s filed by Amit Kumar, a director, for an option grant made on each of October 1, 2013 and October 1, 2014; (iv) two Form 4s filed by Jeffrey Scott, a director, for an option grant made on each of October 1, 2013 and October 1, 2014; (v) two Form 4s filed by Chris Rallis, a director, for an option grant made on each of October 1, 2013 and October 1, 2014; (vi) one Form 4 filed by Mitchell D. Kaye, J.D., a director, for an option grant made on October 1, 2013; and (vii) two Form 4s filed by John L. Mc Manus, our Chief Executive Officer, for an option grant made on each of March 4, 2014 and March 4, 2015. Each of the Form 4s was filed late inadvertently.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Aeolus has adopted a policy that all transactions between Aeolus and its executive officers, directors and other affiliates must be approved by a majority of the members of the Board and by a majority of the disinterested members of the Board, and must be on terms no less favorable to Aeolus than could be obtained from unaffiliated third parties.

September 2015 Bridge Loan Financing

On September 29, 2015, we received funding in the form of convertible promissory notes (the "BVF Notes") from Biotechnology Value Fund, L.P. and other affiliates of BVF Partners, L.P. One of our directors, Mitchell Kaye, is a Managing Director of Biotechnology Value Fund.

The BVF Notes had an aggregate principal balance of $1,000,000, accrue interest at a rate of 6% per annum and have a scheduled maturity date of September 28, 2016 (the "Maturity Date"). The terms of the BVF Notes provided that the outstanding principal and accrued interest on the BVF Notes shall automatically convert into Company equity securities issued in a Qualified Financing (as defined below) at a conversion rate carrying a 15% discount to the lowest price per share (or share equivalent) issued in a Qualified Financing (an "Automatic Conversion"). If, prior to the Maturity Date, the Company enters into an agreement pertaining to a Corporate Transaction (as defined below) and the BVF Notes had not been previously converted pursuant to an Automatic Conversion, then, the outstanding principal balance and unpaid accrued interest of the BVF Notes shall automatically convert in whole into the right of the holder to receive, in lieu of any other payment and in cancellation of the BVF Notes, an amount in cash upon closing of the Corporate Transaction (as defined below) equal to two times the outstanding principal amount of the BVF Notes.

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For purposes of the foregoing: "Qualified Financing" means a bona fide new money equity securities financing on or before the Maturity Date with total proceeds to the Company of not less than four million dollars; and "Corporate Transaction" means a sale, lease or other disposition of all or substantially all of the Company's assets or a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization own less than fifty percent (50%) of the voting power of the surviving entity immediately after such consolidation, merger or reorganization.

In connection with the 2015 Securities Placement, the BVF Notes were converted pursuant to an Automatic Conversion and the holders of the BVF Notes received the securities described below under "BVF Convert."

2015 Securities Placement

On December 10, 2015, we entered into securities purchase agreements with certain accredited investors to sell and issue (i) an aggregate of 10,215,275 common units issued at a purchase price of $0.22 per unit, and (ii) 4,500 preferred stock units issued to Biotechnology Value Fund, L.P. and certain other affiliates of BVF Partners, L.P., for an aggregate purchase price of $4.5 million, resulting in aggregate gross proceeds to the Company of approximately $6.75 million (the "2015 Securities Placement").  Each common unit consisted of one share of the Company's common stock and a five year warrant to purchase one share of the Company's common stock, subject to adjustment. The preferred stock units collectively consisted of (i) 4,500 shares of our Series C Preferred Stock that are collectively convertible into an aggregate of 20,454,546 shares of the Company's common stock and (ii) warrants to purchase an aggregate of 20,454,546 shares of our common stock, in each case subject to adjustment.  Each of the foregoing warrants has an initial exercise price of $0.22 per share.

Following the completion of the 2015 Securities Placement, the principal and accrued interest amounts under the BVF Notes were converted into 5,414,402 shares of our common stock and warrants to purchase an additional 5,414,402 shares of our common stock at an exercise price per share of $0.22 subject to adjustment (the "BVF Convert"). As a result, the BVF Notes are no longer outstanding as of the date of this prospectus.  As described above, one of our directors, Mitchell Kaye, is a Managing Director of Biotechnology Value Fund.

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  2013 Warrant Repricing, Exercise and Lockup Agreement

Effective February 15, 2013, Aeolus and each of Xmark JV Investment Partners ("JV Partners"), Xmark Opportunity Fund, Ltd. ("Opportunity Ltd.") and Xmark Opportunity Fund, L.P. ("Opportunity LP" and, together with JV Partners and Opportunity Ltd., the "Xmark Entities") entered into a Warrant Repricing, Exercise and Lockup Agreement (the "Xmark Warrant Agreement") pursuant to which the Company agreed to reduce the exercise price of outstanding warrants to purchase an aggregate of up to 59,149,000 shares of our common stock held by the Xmark Entities (the "Xmark Warrants") to $0.01 per share. Prior to the entry into the Xmark Warrant Agreement, the exercise price of the Xmark Warrants covering an aggregate of 55.4 million shares of Aeolus' common stock was $0.28 per share, and the exercise price covering an aggregate of 3.8 million shares of Aeolus' common stock was $0.50 per share. In consideration for the reduction of the exercise price of the Xmark Warrants, each of the Xmark Entities agreed to immediately exercise all of the Xmark Warrants by cashless exercise. The Xmark Warrant Agreement also provides that the Xmark Entities will not transfer the shares issuable upon exercise of the Xmark Warrants (the "Xmark Warrant Shares") until the Company either (i) declares a cash dividend on its common stock or otherwise makes a cash distribution or (ii) effects a Change of Control, subject in each case to the terms of the Xmark Warrant Agreement. Xmark Opportunity Partners, LLC ("Opportunity Partners") is the investment manager of JV Partners and the sole member of the investment manager of each of Opportunity Ltd. and Opportunity LP, and, as such, possesses the sole power to vote and the sole power to direct the disposition of all securities of the Company held by each of the Xmark Entities. Mitchell Kaye and David C. Cavalier, the Co-Managing Members of Xmark Capital Partners, LLC, a Delaware limited liability company, the Managing Member of Opportunity Partners, share voting and dispositive power with respect to all securities of the Company beneficially owned by Opportunity Partners.  The foregoing description of the Xmark Warrant Agreement (and the transactions effected thereunder) does not purport to be complete and is qualified in its entirety by reference to the Xmark Warrant Agreement, a copy of which is attached as Exhibit 10.4 to Form 8-K filed with the SEC on February 19, 2013.

Director Independence

After review of all relevant transactions or relationships between each director, or any of his family members, and the Company, our senior management and its independent registered public accounting firm, the Board of Directors has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq Stock Market, LLC ("Nasdaq") listing standards, as currently in effect, excluding Mr. Cavalier, who serves as an executive officer of Aeolus.

2004 Stock Incentive Plan
Purpose
The purpose of the 2004 Plan is to assist us in recruiting and retaining qualified employees, consultants, advisors and non-employee directors and to allow us to build a satisfying long-term relationship with these individuals through recognition of their contributions to our affiliates and to us. The 2004 Plan provides for the grant of non-statutory stock options ("NSOs"), options intended to qualify as incentive stock options ("ISOs") under Section 421(b) of the Code, and restricted stock awards.

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Administration
The 2004 Plan is administered by the Board and the Compensation Committee (the "Plan Administrator"). Subject to the limitations set forth in the 2004 Plan, the Plan Administrator selects who will receive awards under the 2004 Plan, and determines the amount, exercise or purchase price, vesting requirements and other conditions of each award. In addition, the Plan Administrator establishes the guidelines and forms for implementing the 2004 Plan and is responsible for interpreting and making all decisions regarding the operation of the 2004 Plan. The Plan Administrator's decisions are final and binding upon all participants in the 2004 Plan.
Eligibility and Shares Subject to the 2004 Plan
Under the 2004 Plan, as amended by written consent in 2012, 25,000,000 shares of our Common Stock were reserved for issuance either by direct sale or upon exercise of options granted to our employees (including our officers and directors who are also employees), non-employee directors, and consultants and advisors who provide services to us as independent contractors. ISOs were granted only to our employees who are paid from our payroll. NSOs and restricted stock awards may be granted to our employees, consultants and non-employee directors.
The 2004 Plan provides that grants made to any person in a single calendar year may not cover more than 25,000,000 shares of Common Stock. Any shares subject to outstanding options or restricted stock awards granted under the 2004 Plan that expire, terminate or are canceled without having been exercised or vested in full shall again become available for further grant under the 2004 Plan. If shares issued under the 2004 Plan are forfeited, they also become available for new grants.
As of September 30, 2015, we had four employees, one consultant and six non-employee directors participating under the 2004 Plan.
As of September 30, 2015, options to purchase an aggregate of 11,014,591 shares of our Common Stock at a weighted average exercise price of $0.43 per share were outstanding under the 2004 Plan. No other awards were outstanding under the 2004 Plan as of that date. All stock options have been granted with exercise prices equal to or greater than the fair market value of our Common Stock on the date of grant.  On September 30, 2015, the last trading day of the fiscal year ended September 30, 2015, the closing price for our Common Stock on the OTCQB was $0.24 per share.
Terms of the Options
The maximum term of each option granted under the 2004 Plan is ten years (five years in the case of an ISO granted to any key employee of ours who, together with certain family members, owns more than 10% of our outstanding voting stock (a "10% stockholder").
The exercise price of ISOs and NSOs granted under the 2004 Plan were not less than 100% of the fair market value of our Common Stock on the date of the grant (110% in the case of an ISO granted to a 10% stockholder). The exercise price of NSOs granted under the 2004 Plan were not less than 85% of the fair market value of our Common Stock on the date of grant (110% in the case of NSOs granted to a 10% stockholder). The fair market value is deemed to be the closing price of our Common Stock, as reported on the OTCQB.

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Under the 2004 Plan, the exercise price is payable in cash or by check.
Terms of the Restricted Stock Awards
The Plan Administrator had discretion to grant awards of restricted stock to eligible individuals. The Plan Administrator determined the time of the grant, whether the award was a performance-based restricted stock award, the number of shares of Common Stock subject to an award, the vesting schedule applicable to the award and other terms and conditions applicable to the award.
As a general rule, shares of our Common Stock that are subject to a restricted stock award will be held by the Plan Administrator for the benefit of the award recipient until vested and, when vested, are transferred to the award recipient. Unless the Plan Administrator determines otherwise with respect to any restricted stock award, before the shares subject to a restricted stock award are vested and transferred to the award recipient, the Plan Administrator will exercise any voting or tender rights in its discretion and hold and accumulate any dividends or distributions for distribution at the same time and terms as the underlying shares. In the alternative, the Plan Administrator may authorize the immediate distribution of the restricted stock to the award recipient in the form of a stock certificate bearing a legend containing the applicable vesting restrictions or the immediate distribution of dividends paid on the underlying shares.
All restricted stock awards are subject to a vesting schedule that was specified by the Plan Administrator when the award is made.  Unless the Plan Administrator determined or determines otherwise with respect to any restricted stock award, upon termination of a participant's employment for any reason, any awards that are unvested at termination of employment will be forfeited, with the award recipient receiving a refund equal to the lesser of the fair market value of the unvested shares at termination of employment or the amount (if any) paid when the award was made.
The Plan Administrator had the power to designate a restricted stock award as a performance-based restricted stock award and establish, in addition to or in lieu of service-based vesting requirements, one or more performance goals that must be attained as a condition of retention of the shares. Attainment of the performance goals are measured over a performance measurement period specified by the Plan Administrator when the award was made.

The Plan Administrator will determine in its discretion whether the award recipient has attained the goals. If they have been attained, the Plan Administrator will certify that fact in writing. If the performance goals are not satisfied during the performance measurement period, the relevant awards will be forfeited. If the performance goals and any service-based vesting schedule are satisfied, the award will be distributed (or any vesting-related legend removed from any stock certificates previously delivered to the award recipient).

Effect of Certain Corporate Events
All outstanding options under the 2004 Plan shall become fully exercisable for a period of 60 days following the occurrence of any of the following events:
•	the date on which shares of Common Stock are first purchased pursuant to a tender offer or exchange offer;
•	the date we acquire knowledge that any person or group has become the beneficial owner of our securities entitling the person or group to 30% or more of all votes to which all of our stockholders would be entitled in the election of the Board were an election held on such date;
•	the date, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof; and
•	the date on which our stockholders approve an agreement for a merger or sale of substantially all of our assets.
The Plan Administrator will have the discretion to determine the effect that any of the foregoing events will have on restricted stock awards, and may make such determination before the occurrence of such an event or specify the effect of any such event in the applicable award agreement.
In addition, in the event we merge with, or sell substantially all of our assets to, another entity as a result of which we are not the surviving entity, and the other entity does not assume outstanding awards under the 2004 Plan, all of the outstanding awards under the 2004 Plan shall immediately vest and become exercisable, in the case of options, for a period 30 days after the Board notifies our option holders that these options have been accelerated. Any options that are not exercised by the end of this 30-day period shall automatically terminate in their entirety.
In the event of a subdivision of our outstanding Common Stock, a combination or consolidation of our outstanding Common Stock (by reclassification or otherwise) into a lesser number of shares, a declaration of a dividend payable in Common Stock or in a form other than Common Stock in an amount that has a material effect on the price of our shares, a recapitalization, spinoff, reclassification, or a similar occurrence, the Board will make adjustments in the number and/or exercise price of options, stock awards and/or the number of shares available under the 2004 Plan, as appropriate.
Federal Income Tax Consequences of Awards Under the 2004 Plan
The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of restricted stock awards or stock option grants that may be granted under the 2004 Plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The 2004 Plan is not a qualified plan under Section 401(a) of the Code.

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Restricted Stock Awards. The grant of restricted stock awards under the 2004 Plan will not result in federal income tax consequences to either us or the award recipient. Once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. We will generally be allowed to claim a deduction, for compensation expense, in a like amount. If dividends are paid on unvested shares held under the 2004 Plan, such dividend amounts will also be included in the ordinary income of the recipient. We will generally be allowed to claim a deduction for compensation expense for this amount as well.
In certain cases, a recipient of a restricted stock award may elect to include the value of the shares subject to a restricted stock award in income for federal income tax purposes when the award is made instead of when it vests. In that case, we will generally be allowed to claim a deduction, for compensation expense, in a like amount.
Stock Options. ISOs will not create federal income tax consequences when they are granted. If they are exercised during employment or within three months after termination of employment (one year for termination due to death or disability), the exercise will not create federal income tax consequences either. When the shares acquired on exercise of an ISO are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the ISO was granted and at least one year after the ISO was exercised. Otherwise, the sale of the ISO shares would constitute a disqualifying disposition and be taxed as ordinary income. We will generally not be allowed to claim a deduction, for compensation expense upon the sale of ISO shares unless there is a disqualifying disposition by the stockholder.
ISOs that are exercised more than one year after termination of employment due to death or disability or three months after termination of employment for other reasons are automatically treated as NSOs. NSOs will not create federal income tax consequences when they are granted. When they are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising an NSO, he or she must pay federal income taxes on the amount by which the sales price exceeds the purchase price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option.
When a NSO is exercised, we may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income.

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Deduction Limits. The Code places an annual limit of $1 million each on the tax deduction which we may claim in any fiscal year for the compensation of our chief executive officer and any other executive officers named in the summary compensation table included in our annual proxy statement or information statement (other than the Chief Financial Officer). There is an exception to this limit for "qualified performance-based compensation." We have designed the 2004 Plan with the intention that the options and restricted stock awards that we grant after obtaining stockholder approval will constitute qualified performance-based compensation. As a result, we do not believe that the $1 million limit will impair our ability to claim federal income tax deductions for compensation attributable to future performance-based restricted stock awards and stock options granted under the 2004 Plan. The $1 million limit would apply to (i) future restricted stock awards, if any, made to covered employees that are not designated as performance-based restricted stock awards and (ii) all options and all restricted stock grants outstanding under the 2004 Plan on the date of this Information Statement.
The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be granted under the 2004 Plan. State and local tax consequences may also be significant.

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Equity Compensation Plan and Additional Equity Information as of September 30, 2015
Plan category	(a)Number of securities to be issued upon exercise of outstanding options, warrants and rights to purchase common stock	(b)Weighted-average exercise price of outstanding options, warrants and rights to purchase common stock	(c)Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by our stockholders:
2004 Stock Option Plan	11,014,591	$0.43	-0-
2016 Stock Option Plan	-0-	--	25,000,000
Warrants Issued in Financings	15,499,627	$0.23	Not applicable

Equity compensation plans and securities not approved by our stockholders:	1,150,000	$0.25	Not applicable
Warrants to purchase Common Stock Issued to National Securities	50,000	$0.38	Not applicable
Warrants to Purchase Common Stock Issued to Michael Kruger	50,000	$0.50	Not applicable
Warrants to Purchase Common Stock Issued to Market Pathways	250,000	$1.50	Not applicable
Warrants to Purchase Common Stock Issued to Dina Lyaskovets	50,000	$0.26	Not applicable
Warrants to Purchase Common Stock Issued to Dan Delmonico	50,000	$0.49	Not applicable
Total – Common Stock	28,114,218		25,000,000

Description of Equity Compensation Plans and Equity Securities Not Approved by Our Stockholders
Following the expiration of the 2004 Plan in 2014 and prior to the adoption of the 2016 Plan (described below), we made non-Plan grants of stock options to our Chief Executive Officer and our non-employee directors.  These options represent the right to purchase, in the aggregate, 1,150,000 shares of our Common Stock and carry a weighted average exercise price of $0.25 per share.

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The following information relates to warrants described in the preceding table.  The warrants to purchase shares of our common stock issued to National Securities Corporation ("NSC") have not been approved by our stockholders. In January 2010, we entered into an agreement with NSC pursuant to which we retained NSC as a non-exclusive financial advisor for the period from January 6, 2010 through January 6, 2011. For these services, we issued a warrant to purchase up to 50,000 shares of our common stock with an exercise price of $0.38. The warrant is exercisable for five years from the date of grant and contains standard adjustment provisions in the event we declare a stock dividend or engage in a recapitalization, reclassification or reorganization of our capital stock.
The warrants to purchase shares of our common stock issued to Michael Kruger ("Kruger") have not been approved by our stockholders. In May 2011, we entered into an agreement with Kruger as a consultant to assist us with investor relations for a one-year period. For these services, on May 10, 2011, we issued five warrants, each to purchase up to 50,000 shares of our common stock with an exercise price of $0.50, $1.00, $1.50, $2.00 and $2.50 and vesting dates of May 10, 2011, August 8, 2011, November 6, 2011, February 4, 2012 and May 4, 2012, respectively. The warrants are exercisable for five years from the date of grant and contain standard adjustment provisions in the event we declare a stock dividend or engage in a recapitalization, reclassification or reorganization of our capital stock. In addition, we are required to give Kruger advance notice of a change in control of Aeolus during the term of the warrants. We terminated the agreement with Kruger on July 29, 2011, and the warrants to purchase shares of our common stock with the exercise prices of $1.00, $1.50, $2.00 and $2.50 were cancelled concurrently with the termination of our agreement with Kruger.
The warrants to purchase shares of our common stock issued to Market Pathways have not been approved by our stockholders. In July 2011, we entered into an agreement with Market Pathways to assist us with investor relations for a one-year period. For these services, on July 22, 2011, we issued five warrants each to purchase up to 50,000 shares of our common stock with an exercise price of $0.50, $1.00, $1.50, $2.00 and $2.50 and vesting dates of July 22, 2011, October 20, 2011, January 18, 2012, April 17, 2012 and July 16, 2012, respectively. The warrants are exercisable for five years from the date of grant and contain standard adjustment provisions in the event we declare a stock dividend or engage in a recapitalization, reclassification or reorganization of our capital stock. In addition, we are required to give Market Pathways advance notice of a change in control of Aeolus during the term of the warrants.
The warrants to purchase shares of our common stock issued to Dina Lyaskovets have not been approved by our stockholders. In June 2014, we entered into an agreement with Dina Lyaskovets to assist us with investor relations for a one-year period. For these services, on June 2, 2014, we issued one warrant to purchase up to 50,000 shares of our common stock with an exercise price of $0.26 and vested on the date of grant. The warrants are exercisable for three years from the date of grant and contain standard adjustment provisions in the event we declare a stock dividend or engage in a recapitalization, reclassification or reorganization of our capital stock. In addition, we are required to give Dina Lyaskovets advance notice of a change in control of Aeolus during the term of the warrants.

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MATTER NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT
 REGISTERED PUBLIC ACCOUNTING FIRM
Our Board has selected Grant Thornton LLP as our independent registered public accounting firm to audit our financial statements for fiscal year ending September 30, 2015, and our stockholders ratified such appointment pursuant to the Written Consent. Grant Thornton LLP, Irvine, California, which was appointed our independent registered public accounting firm on July 6, 2011, audited our financial statements for the fiscal years ended September 30, 2012, September 30, 2013, September 30, 2014 and September 30, 2015 and is currently serving as our independent registered public accounting firm. The Audit Committee approved this appointment. Grant Thornton LLP has represented to us that it is independent with respect to the Company within the meaning of the published rules and regulations of the SEC.
Stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm is not required under the laws of the State of Delaware, by our Bylaws or otherwise. However, the Board submitted the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. Even upon the effectiveness of the ratification, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Independent Registered Public Accounting Firm – Fees
The following table shows the aggregate fees accrued by us for audit and other services for the fiscal years ended September 30, 2015 and September 30, 2014 provided by Grant Thornton LLP.
Total
Fiscal Year 2015
Audit Fees (1)	$125,451
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total Fees Fiscal Year 2015	$125,451

Total
Fiscal Year 2014
Audit Fees (1)	$134,877
Audit-Related Fees	—
Tax Fees	—
All Other Fees	12,827
Total Fees Fiscal Year 2014	$147,704
____________________
(1)	Represents fees billed for professional services rendered for the audit and/or reviews of our financial statements and in connection with our statutory and regulatory filings or engagements.
All fees described above were approved by our Audit Committee. Pursuant to its Charter, the Audit Committee may establish pre-approval policies and procedures, subject to SEC and Nasdaq rules and regulations, to approve audit and permissible non-audit services. However, it has not yet done so.

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Report of the Audit Committee
The Audit Committee has:
•	reviewed and discussed our audited financial statements with management and Grant Thornton LLP, the independent registered public accounting firm;
•	discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (AICPA, Professional Standards, Vol. 1, AU Section 380), Communications with Audit Committees, as may be modified or supplemented; and
•	received from Grant Thornton LLP the written disclosures and the letter regarding their communications with the Audit Committee concerning independence as required by the Public Company Accounting Oversight Board and discussed the auditors' independence with them.
In addition, the Audit Committee has met separately with management and with Grant Thornton LLP.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015 for filing with the SEC. The Audit Committee also has selected and engaged Grant Thornton as Aeolus Pharmaceuticals, Inc.'s independent auditors for the fiscal year ending September 30, 2015.
The Board of Directors has determined that all of the members of the Audit Committee meet the Nasdaq Audit Committee independence standards, as currently in effect. The Board of Directors has also determined that Mr. Rallis is an "audit committee financial expert," as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.
Submitted by:	The Audit Committee
Chris A. Rallis, Chairman
John M. Farah, Jr., Ph.D.
Amit Kumar, Ph.D.
The foregoing Audit Committee Report shall not be deemed to be soliciting material or deemed to be filed with the SEC or incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by Aeolus in any such filing.

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MATTER NO. 3
AUTHORIZATION OF THE BOARD OF DIRECTORS TO, IN ITS DISCRETION, AMEND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO OF ONE-FOR-TWENTY
On November 30, 2015, our Board unanimously adopted resolutions approving, declaring advisable and recommending to the stockholders for their approval a proposal to authorize the Board, in its discretion, to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding Common Stock at a ratio of one-for -twenty. Pursuant to the law of Delaware, our state of incorporation, our Board must adopt any amendment to our Amended and Restated Certificate of Incorporation and submit the amendment to our stockholders for their approval. Under Delaware law, the Written Consent is sufficient to approve the amendment of our Amended and Restated Certificate of Incorporation without the vote or consent of any other stockholders of the Company. Approval of this amendment granted the Board the authority (but not the obligation), without further action by the stockholders, to carry out such action any time after [___] [·], 2016 (the effective date of the Written Consent) and at such time that the Board believes to be most advantageous to us and to our stockholders.  The exchange ratio range of one-for-twenty was based on the recent trading price of our Common Stock and after consideration of the purposes described below. The form of the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split approved pursuant to the Written Consent is set forth on Exhibit B, and, if the Board in its sole discretion determines to effect the reverse stock split, the version that would be filed with the Secretary of State of the State of Delaware would be substantially as set forth on Exhibit B (subject to any changes required by applicable law).  Although the Written Consent provides the Board with the authority to carry out a reverse stock split, the Board is not obligated to do so.
Purposes of the Reverse Stock Split
Our Board approved the authorization to effect the reverse stock split and submitted it to our stockholders for approval with the primary intent of increasing the market price of our Common Stock to enhance our ability to meet the initial listing requirements of The NASDAQ Stock Market and to make our Common Stock more attractive to a broader range of institutional and other investors.  In addition to increasing the market price of our Common Stock, we believe that the reverse stock split would also reduce certain costs, as discussed below.
We believe that the reverse stock split would enhance our ability to obtain an initial listing on The NASDAQ Stock Market.  The NASDAQ Stock Market requires, among other items, an initial bid price of least $4.00 per share (or $2.00 depending on the applicable listing standard) and following initial listing, maintenance of a continued price of at least $1.00 per share.  Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that the reverse stock split would allow us to meet or maintain the minimum bid prices for The NASDAQ Stock Market or any other stock exchange. Our Common Stock, which is currently quoted on the OTCQB under the symbol "AOLS", does not currently meet any of these requirements.

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Additionally, we believe that the reverse stock split may make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public.  Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Moreover, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. In addition, certain Financial Industry Regulatory Authority, Inc. regulations can restrict brokers from recommending securities that are traded on the over -the-counter markets in certain circumstances. Accordingly, we believe a listing on The NASDAQ Stock Market or another stock exchange would make our Common Stock more attractive to potential investors than our current OTCQB listing, which also could enhance the liquidity of the holders of our Common Stock and improve our ability to raise capital.
Reducing the number of outstanding shares of our Common Stock through the reverse stock split would be intended, absent other factors, to increase the per share market price of our Common Stock.  However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock.  As a result, there can be no assurance that the reverse stock split, if completed, would result in the intended benefits described above, that the market price of our Common Stock would increase following the reverse stock split or that the market price of our Common Stock would not decrease in the future.  Additionally, we cannot assure you that the market price per share of our Common Stock after a reverse stock split would increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our Common Stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.
In addition, the intended increase in our stock price could decrease price volatility, as currently small changes in the price of the Common Stock result in relatively large percentage changes in the stock price.
Board Discretion to Implement the Reverse Stock Split
Pursuant to and following the effective date of the Written Consent, the Board has the authority, but not the obligation, in its sole discretion and without any further action on the part of the stockholders, to carry out a reverse stock split only upon the Board's determination that a reverse stock split would be in the best interests of our stockholders at that time. The reverse stock split, if implemented, would be effected at a time that the Board determines to be most advantageous to us and to our stockholders.

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Although the Written Consent provides the Board with the authority to carry out a reverse stock split, the Board is not obligated to do so. If the Board determines to effect the reverse stock split, it intends to proceed with the reverse split in order to achieve the anticipated benefits of the reverse stock split described above.
Procedures for Effecting the Reverse Stock Split and Filing Amended and Restated Certificate of Incorporation to Effect the Reverse Stock Split
The amendment of our Amended and Restated Certificate of Incorporation to effect the reverse stock split, if any, would become effective upon the filing of the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The actual timing of any such filing would be made by the Board at such time as the Board believes to be most advantageous to us and our stockholders. The form of the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split approved pursuant to the Written Consent is set forth on Exhibit B, and, if the Board in its sole discretion determines to effect the reverse stock split, the version that would be filed with the Secretary of State of the State of Delaware would be substantially as set forth on Exhibit B (subject to any changes required by applicable law).
Principal Effects of the Reverse Stock Split
Effect on Existing Common Stock.
If the reverse stock split is implemented, the number of shares of Common Stock issued and outstanding would be reduced from 151,559,745 shares (as of March [·],  2016) to approximately 7,577,987 shares (excluding the treatment of fractional shares). As described below under "—Mechanics of the Reverse Stock Split—Fractional Shares," cash would be paid in lieu of the issuance of fractional shares.  Subject to the treatment of fractional shares, (1) the change in the number of shares of Common Stock outstanding that would result from the reverse stock split would not affect any stockholder's percentage ownership in the Company, and (2) the relative voting and other rights that accompany the shares of Common Stock would not be affected by the reverse stock split.
Although the reverse stock split would not have any dilutive effect on our stockholders (other than de minimis adjustments that may result from the treatment of fractional shares), the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance would decrease because the number of authorized shares of Common Stock would remain at 200,000,000.  As a result, additional authorized shares of Common Stock would be available for issuance at such times and for such purposes as the Board may deem advisable without further action by our stockholders, except as required by applicable laws and regulations.  Notwithstanding the foregoing, we currently have no plans, arrangements or understandings, whether written or oral, to issue any of the shares that will be newly available following the reverse stock split. Please see "Potential Anti -Takeover Effects" below for more information.
If the reverse stock split is effected, we would continue to be subject to the periodic reporting and other requirements of the Exchange Act.  Our Common Stock would continue to be listed on the OTCQB under the symbol "AOLS," subject to any decision of our Board to list our securities on a stock exchange if we meet the listing requirements of any such exchange.

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Effect on Existing Preferred Stock
The total authorized shares of Preferred Stock is 10,000,000, of which 1,250,000 shares have been designated Series A Convertible Preferred Stock ("Series A Preferred Stock"), 1,600,000 shares have been designated Series B Convertible Preferred Stock ("Series B Preferred Stock") and 5,000 shares have been designated Series C Convertible Preferred Stock ("Series C Preferred Stock"). As of March [·], 2016, no shares of Series A Preferred Stock were outstanding, 526,080 shares of Series B Preferred Stock were outstanding and 4,500 shares of Series C Preferred Stock were outstanding.  Each share of Series B Preferred Stock is currently convertible into one share of Common Stock and we have reserved 526,080 shares of Common Stock for issuance upon the conversion of our outstanding shares of Series B Preferred Stock. Each share of Series C Preferred Stock is currently convertible into approximately 4,545 shares of Common Stock and we have reserved 20,452,500 shares of Common Stock for issuance upon the conversion of outstanding Series C Preferred Stock.  Pursuant to the terms of the Preferences and Rights of the Series B Preferred Stock and Series C Preferred Stock, if we combine our outstanding shares of Common Stock into a smaller number of shares, as contemplated by the reverse stock split, the conversion rate of the Series B Preferred Stock and Series C Preferred Stock would be proportionately adjusted.  Accordingly, upon effectiveness of the reverse stock split, the number of shares issuable upon conversion of the Series B Preferred Stock and Series C Preferred Stock would be decreased in accordance with the exchange ratio selected by the Board if the reverse stock split is effected and we would proportionately decrease the number of shares reserved for issuance upon conversion of the Series B Preferred Stock and Series C Preferred Stock, respectively. Other than as described in this paragraph, all of the rights, preferences and other privileges of our Preferred Stock would remain unchanged following the reverse stock split.  Following the reverse stock split, the total number of authorized shares of Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and the number of outstanding shares of Series B Preferred Stock and Series C Preferred Stock would remain unchanged.
Effect on Equity Compensation Plans and Outstanding Warrants
The reverse stock split would reduce the number of shares of Common Stock available for issuance under the 2004 Plan in proportion to the exchange ratio selected by the Board if the reverse stock split is effected.
Under the terms of our outstanding equity awards and warrants, the reverse stock split would cause a reduction in the number of shares of Common Stock issuable upon exercise or vesting of such awards and warrants in proportion to the exchange ratio selected by the Board if the reverse stock split is effected and would cause a proportionate increase in the exercise price of such awards and warrants such that upon exercise, the aggregate exercise price payable by the optionee or warrantholder, as applicable, would remain the same.  In each case, any fractional share resulting from an adjustment pursuant to the foregoing would generally be rounded down to the nearest whole number, and the exercise price per share would generally be rounded up to the nearest whole cent.

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The following table contains approximate information relating to our Common Stock, our Preferred Stock, our options and our warrants in connection with the reverse stock split (without giving effect to the treatment of fractional shares discussed below in"—Mechanics of the Reverse Stock Split—Fractional Shares"), based on share information as of February 29,  2016.

	Outstanding as of February 29, 2016	Outstanding after One-for-Twenty Reverse Stock Split
Number of authorized shares of Common Stock	200,000,000	200,000,000
Number of outstanding shares of Common Stock	151,559,745	7,577,987
Number of authorized shares of Preferred Stock	10,000,000	10,000,000
Number of authorized shares of Series A Preferred Stock	1,250,000	1,250,000
Number of outstanding shares of Series A Preferred Stock	0	0
Number of authorized shares of Series B Preferred Stock	1,600,000	1,600,000
Number of outstanding shares of Series B Preferred Stock	526,080	526,080
Number of authorized shares of Series C Convertible Preferred Stock	5,000	5,000
Number of outstanding shares of Series C Convertible Preferred Stock	4,500	4,500
Number of shares of Common Stock reserved for issuance upon exercise of outstanding stock options and warrants	65,774,877	3,288,743
Number of shares of Common Stock reserved for issuance upon conversion of outstanding Series B Preferred Stock	526,080	26,304
Number of shares of Common Stock reserved for issuance upon conversion of outstanding Series C Preferred Stock	20,452,500	1,022,625
Number of shares of Common Stock reserved for issuance in connection with future awards under our equity compensation plans	25,000,000	1,250,000
Number of authorized shares of Common Stock not outstanding	48,440,255	192,422,013

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Potential Anti-Takeover Effects
Since the reverse stock split would result in increased available shares, it may be construed as having an anti-takeover effect. Although neither the Board nor management views the reverse stock split as an anti-takeover measure, we could use the increased available shares to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. For example, we could privately place shares with purchasers who might side with the Board in opposing a hostile takeover bid or issue shares to a holder which would, thereafter, have sufficient voting power to assure that any proposal to amend or repeal our Amended and Restated Bylaws or certain provisions of the Amended and Restated Certificate of Incorporation would not receive the requisite vote.  Our Board is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the authorization to effect a reverse stock split was not adopted to thwart any such efforts.
Accounting Matters
If implemented, the par value per share of our Common Stock would remain unchanged at $0.01 per share after the reverse stock split.  As a result of the reverse stock split, at the effective time, the stated capital on our balance sheet attributable to the Common Stock, which consists of the par value per share of the Common Stock multiplied by the aggregate number of shares of the Common Stock issued and outstanding, would be reduced in proportion to the reverse stock split ratio. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of Common Stock, would be credited with the amount by which the stated capital would be reduced. Our stockholders' equity, in the aggregate, would remain unchanged.  In addition, the per share net income or loss of our Common Stock, for all periods, would be restated because there would be fewer outstanding shares of Common Stock.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, the reverse stock split is not intended to be the first step in a "going private transaction," within the meaning of Rule 13e-3 of the Exchange Act, and would not produce, either directly or indirectly, any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 of the Exchange Act.
Effective Date
If the reverse stock split is implemented, we would file a Certificate of Amendment with the Secretary of State of the State of Delaware. The reverse stock split would become effective upon the filing of the Certificate of Amendment. No further action on the part of stockholders would be required to either effect or abandon the reverse stock split. The Board reserves its right to elect not to proceed, and to abandon the reverse stock split in its entirety, if it determines, in its sole discretion, that the reverse stock split is no longer in the best interests of our stockholders.

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Mechanics of the Reverse Stock Split
Exchange of Stock Certificates
If the reverse stock split is implemented, each certificate representing pre-split shares would, until surrendered and exchanged as described below, for all corporate purposes, be deemed to represent, respectively, only the number of post-reverse stock split shares. Shortly after the reverse stock split becomes effective, stockholders would be notified and offered the opportunity at their own expense to surrender their current certificates to our transfer agent in exchange for the issuance of new certificates reflecting the reverse share split. In connection with the reverse stock split, the CUSIP number for the Common Stock would change from its current CUSIP number. This new CUSIP number would appear on any new stock certificates issued representing post-reverse stock split shares.
STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY SHARE CERTIFICATE(S) UNTIL FOLLOWING THE ANNOUNCEMENT BY US OF THE COMPLETION OF THE REVERSE STOCK SPLIT.
Effect on Registered "Book-entry" Holders of Common Stock
Holders of Common Stock may hold some or all of their Common Stock electronically in book-entry form ("street name"). These stockholders do not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.  If the reverse stock split is implemented and you hold registered Common Stock in book-entry form, you do not need to take any action to receive your post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable.  If you are entitled to post-reverse stock split shares, a transaction statement would automatically be sent to your address of record indicating the number of shares you hold.  If you are entitled to a payment in lieu of any fractional share interest, a check would be mailed to you at your registered address as soon as practicable after our transfer agent completes the aggregation and sale described below in "—Fractional Shares." By signing and cashing this check, you would warrant that you owned the shares for which you received a cash payment.
Effect on Registered Certificated Stockholders
Some of our stockholders hold their shares in certificate form or a combination of certificate and book-entry entry form. If the reverse stock split is implemented and any of your shares are held in certificate form, you would receive a transmittal letter from our transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal would contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. Upon receipt of your pre-reverse stock split certificate(s), you would be issued the appropriate number of shares electronically in book-entry form, and if you are entitled to a payment in lieu of any fractional share interest, payment would be made as described below under "—Fractional Shares." No new shares in book-entry form would be issued and no payment in lieu of any fractional share interest would be made to you until you surrender your outstanding pre-reverse stock split certificate(s), together with the properly completed and executed letter of transmittal, to our transfer agent. At any time after receipt of your book-entry statement, you may request a stock certificate representing your ownership interest.

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Fractional Shares
If implemented, no fractional shares would be issued in connection with the reverse stock split. Instead, stockholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the reverse stock split is not evenly divisible by the split ratio ultimately selected by the Board would receive cash (without interest) in lieu of such fractional shares in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable. Stockholders who own their shares in certificated form would receive such cash payment in lieu of fractional shares following the surrender of their pre-split certificate(s) for post-reverse stock split shares. The ownership of a fractional share interest would not give the holder any voting, dividend or other rights, except to receive the above -described cash payment. We would be responsible for any brokerage fees or commissions related to the transfer agent's selling in the open market shares that would otherwise be fractional shares.
Dissenters' or Appraisal Rights
Under the DGCL, our stockholders are not entitled to any dissenters' or appraisal rights with respect to the reverse stock split, and we would not independently provide stockholders with any such right.
U.S. Federal Income Tax Considerations Concerning Reverse Stock Split
The following summary of the federal income tax consequences of a reverse stock split, if any, is for general information only. The summary does not address stockholders subject to special rules, such as persons who acquired shares of the Common Stock in compensatory transactions, certain financial institutions, tax-exempt entities, regulated investment companies, insurance companies, partnerships or other pass-through entities, persons who are not U.S. citizens or taxed as U.S. resident aliens, persons subject to the alternative minimum tax, traders in securities that elect to use a mark- to -market method of accounting, individual retirement accounts or tax-deferred accounts, dealers in securities, commodities or currencies, persons holding shares in connection with a hedging transaction, "straddle," conversion transaction or a synthetic security or other integrated transaction, and stockholders whose "functional currency" is not the U.S. dollar. This summary is based on current law, including the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions, existing and proposed Treasury Regulations, and interpretations of the foregoing, all as of February 15, 2016. All of the foregoing authorities are subject to change (possibly with retroactive effect) and any such change may result in U.S. federal income tax consequences to a stockholder that are materially different from those described below. This summary does not address tax considerations under state, local, foreign, and other laws.

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Taxation of the Company.  We would not recognize any gain or loss as a result of the reverse stock split.
Taxation of Stockholders .  The reverse stock split would be intended to constitute a reorganization within the meaning of Section 368 of the Code. Accordingly, a stockholder generally would not recognize gain or loss for U.S. federal income tax purposes on the reverse stock split (except with respect to any cash received in lieu of a fractional share as described below). The aggregate adjusted basis of the post-reverse stock split shares would be the same as the aggregate adjusted basis of the pre-reverse stock split shares exchanged therefore (excluding any portion of the stockholder's basis allocated to fractional share interests), and the holding period(s) of the post-reverse stock split shares received would include the stockholder's respective holding period(s) for the pre-reverse stock split shares exchanged.  The tax treatment of a stockholder may vary depending upon the facts and circumstances of the stockholder.  Each stockholder is urged to consult with the stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.

MATTER NO. 4
APPROVAL OF 2016 STOCK INCENTIVE PLAN

2016 Stock Incentive Plan
Purpose
The purpose of the Company's 2016 Stock Incentive Plan (the "2016 Plan") is to assist us in recruiting and retaining qualified employees, consultants, advisors and non-employee directors and to allow us to build a satisfying long-term relationship with these individuals through recognition of their contributions to our affiliates and to us. The 2016 Plan provides for the grant of non-statutory stock options ("NSOs"), options intended to qualify as incentive stock options ("ISOs") under Section 422 of the Code, and restricted stock awards.
Board Approval and Stockholder Approval
Our Board approved the 2016 Plan on March [·], 2016, and a majority of our stockholders entitled to vote on the 2016 Plan approved the 2016 Plan on March [·], 2016.
Administration
The 2016 Plan is administered by the Board and the Compensation Committee (the "Plan Administrator"). Subject to the limitations set forth in the 2016 Plan, the Plan Administrator selects who will receive awards under the 2016 Plan, and determines the amount, exercise or purchase price, vesting requirements and other conditions of each award. In addition, the Plan Administrator establishes the guidelines and forms for implementing the 2016 Plan and is responsible for interpreting and making all decisions regarding the operation of the 2016 Plan. The Plan Administrator's decisions are final and binding upon all participants in the 2016 Plan.

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Eligibility and Shares Subject to the 2016 Plan
Under the 2016 Plan, 25,000,000 shares of our Common Stock have currently been reserved for issuance either by direct sale or upon exercise of options granted to our employees (including our officers and directors who are also employees), non-employee directors, and consultants and advisors who provide services to us as independent contractors. ISOs may be granted only to our employees who are paid from our payroll. NSOs and restricted stock awards may be granted to our employees, consultants and non-employee directors.
The 2016 Plan provides that grants made to any person in a single calendar year may not cover more than 10,000,000 shares of Common Stock. Any shares subject to outstanding options or restricted stock awards granted under the 2016 Plan that expire, terminate or are canceled without having been exercised or vested in full shall again become available for further grant under the 2016 Plan. If shares issued under the 2016 Plan are forfeited, they also become available for new grants.
As of March [·], 2016, we had four employees, one consultant and six non-employee directors eligible to participate under the 2016 Plan.
As of March [·], 2016, no options or other awards were outstanding under the 2016 Plan. All stock options will be granted with exercise prices equal to or greater than the fair market value of our Common Stock on the date of grant.  On March [·], 2016, the closing price for our Common Stock on the OTCQB was $0.[__] per share.
Pursuant to the terms of the 2016 Plan, the Board will determine the number of options and restricted stock awards to be allocated to our employees, non-employee directors and consultants under the 2016 Plan in the future, and such allocations may only be made in accordance with the provisions of the 2016 Plan as described herein.
Terms of the Options
The Board or the Plan Administrator will determine the terms for each option granted under the 2016 Plan. The maximum term of each option to be granted under the 2016 Plan is ten years (five years in the case of an ISO granted to any key employee of ours who, together with certain family members, owns more than 10% of our outstanding voting stock (a "10% stockholder").
The exercise price of ISOs and NSOs to be granted under the 2016 Plan will not be less than 100% of the fair market value of our Common Stock on the date of the grant (110% in the case of an ISO granted to a 10% stockholder). The exercise price of NSOs granted under the 2016 Plan will not be less than 85% of the fair market value of our Common Stock on the date of grant (110% in the case of NSOs granted to a 10% stockholder). The fair market value is deemed to be the closing price of our Common Stock, as reported on the OTCQB.
Under the 2016 Plan, the exercise price is payable in cash or by check.
Terms of the Restricted Stock Awards
The Plan Administrator has discretion to : grant awards of restricted stock to eligible individuals; and determine the time of the grant, whether the award is a performance-based restricted stock award, the number of shares of Common Stock subject to an award, the vesting schedule applicable to the award and other terms and conditions applicable to the award.

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As a general rule, shares of our Common Stock that are subject to a restricted stock award will be held by the Plan Administrator for the benefit of the award recipient until vested and, when vested, are transferred to the award recipient. Unless the Plan Administrator determines otherwise with respect to any restricted stock award, before the shares subject to a restricted stock award are vested and transferred to the award recipient, the Plan Administrator will exercise any voting or tender rights in its discretion and hold and accumulate any dividends or distributions for distribution at the same time and terms as the underlying shares. In the alternative, the Plan Administrator may authorize the immediate distribution of the restricted stock to the award recipient in the form of a stock certificate bearing a legend containing the applicable vesting restrictions or the immediate distribution of dividends paid on the underlying shares.
All restricted stock awards will be subject to a vesting schedule to be specified by the Plan Administrator when the award is made.  Unless the Plan Administrator determines otherwise with respect to any restricted stock award, upon termination of a participant's employment for any reason, any awards that are unvested at termination of employment will be forfeited, with the award recipient receiving a refund equal to the lesser of the fair market value of the unvested shares at termination of employment or the amount (if any) paid when the award was made.
The Plan Administrator has the power to designate a restricted stock award as a performance-based restricted stock award and establish, in addition to or in lieu of service-based vesting requirements, one or more performance goals, which must be attained as a condition of retention of the shares. Attainment of the performance goals are measured over a performance measurement period specified by the Plan Administrator when the award was made.

The Plan Administrator will determine in its discretion whether the award recipient has attained the goals. If they have been attained, the Plan Administrator will certify that fact in writing. If the performance goals are not satisfied during the performance measurement period, the relevant awards will be forfeited. If the performance goals and any service-based vesting schedule are satisfied, the award will be distributed (or any vesting-related legend removed from any stock certificates previously delivered to the award recipient).

Duration, Amendment and Termination
The Plan Administrator may amend, suspend or terminate the 2016 Plan at any time, except that any such amendment, suspension or termination shall not affect any award previously granted. Any amendment of the 2016 Plan is subject to approval of our stockholders only to the extent required by applicable law.

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  Effect of Certain Corporate Events
  All outstanding options under the 2016 Plan shall become fully exercisable for a period of 60 days following the occurrence of any of the following events:
•	the date on which shares of Common Stock are first purchased pursuant to a tender offer or exchange offer;
•	the date we acquire knowledge that any person or group has become the beneficial owner of our securities entitling the person or group to 30% or more of all votes to which all of our stockholders would be entitled in the election of the Board were an election held on such date;
•	the date, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof; and
•	the date on which our stockholders approve an agreement for a merger or sale of substantially all of our assets.
The Plan Administrator will have the discretion to determine the effect that any of the foregoing events will have on restricted stock awards, and may make such determination before the occurrence of such an event or specify the effect of any such event in the applicable award agreement.
In addition, in the event we merge with, or sell substantially all of our assets to, another entity as a result of which we are not the surviving entity, and the other entity does not assume outstanding awards under the 2016 Plan, all of the outstanding awards under the 2016 Plan shall immediately vest and become exercisable, in the case of options, for a period 30 days after the Board notifies our option holders that these options have been accelerated. Any options that are not exercised by the end of this 30-day period shall automatically terminate in their entirety.
In the event of a subdivision of our outstanding Common Stock, a combination or consolidation of our outstanding Common Stock (by reclassification or otherwise) into a lesser number of shares, a declaration of a dividend payable in Common Stock or in a form other than Common Stock in an amount that has a material effect on the price of our shares, a recapitalization, spinoff, reclassification, or a similar occurrence, the Board will make adjustments in the number and/or exercise price of options, stock awards and/or the number of shares available under the 2016 Plan, as appropriate.
Federal Income Tax Consequences of Awards Under the 2016 Plan
The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of restricted stock awards or stock option grants that may be granted under the 2016 Plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The 2016 Plan is not a qualified plan under Section 401(a) of the Code.
Restricted Stock Awards. The federal income tax consequences of restricted stock awards depends on whether the recipient has made a timely election under Section 83(b) of the Code.  If a Section 83(b) election is not made, the grant of restricted stock to the recipient under the 2016 Plan will not result at the time of grant in federal income tax consequences to us or to the award recipient. Once the award vests and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. We will generally be allowed to claim a deduction, for compensation expense, in a like amount. If dividends are paid on unvested shares held under the 2016 Plan, such dividend amounts will also be included in the ordinary income of the recipient. We will generally be allowed to claim a deduction for compensation expense for this amount as well.

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If the recipient of a restricted stock award makes a timely Section 83(b) election, the value of the shares subject to a restricted stock award will be included in the recipient's income for federal income tax purposes when the award is made instead of when it vests. In that case, we will generally be allowed to claim a deduction, for compensation expense, in a like amount.  The recipient will also recognize dividend income in the amount of any dividends paid to the recipient with respect to the restricted stock when the dividend is paid.
If the recipient of a restricted stock award sells the shares covered by the award after the award vests, the recipient will have a capital gain (or loss) equal to the difference between the sales price and the value of the common stock included in the recipient's income as described above.  The gain (or loss) is a short-term or a long-term capital gain (or loss) depending on how long the recipient held the shares.
Stock Options. ISOs will not create federal income tax consequences when they are granted. If they are exercised during employment or within three months after termination of employment (one year for termination due to death or disability), the exercise will not create federal income tax consequences either. When the shares acquired on exercise of an ISO are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the ISO was granted and at least one year after the ISO was exercised. Otherwise, the sale of the ISO shares would constitute a disqualifying disposition and be taxed as ordinary income. We will generally not be allowed to claim a deduction, for compensation expense, upon the sale of ISO shares unless there is a disqualifying disposition by the stockholder.
ISOs that are exercised more than one year after termination of employment due to death or disability or more than three months after termination of employment for reasons other than death or disability are automatically treated as NSOs. NSOs will not create federal income tax consequences when they are granted. When an NSO is exercised, federal income tax at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired upon exercise exceed the exercise price. When an option holder sells shares acquired by exercising an NSO, the option holder must pay federal income tax on the amount by which the sales proceeds exceed his or her tax cost basis in the shares.  The option holder's tax cost basis is the exercise price of the NSO plus the ordinary income the option holder recognized upon exercise of the NSO.  This amount will be taxed at capital gain rates, which will vary depending upon the amount of time that has elapsed since exercise of the option.
When a NSO is exercised, we may be allowed a federal income tax deduction equal to the amount that the option holder includes in his or her ordinary income.
Deduction Limits. The Code places an annual limit of $1 million each on the tax deduction which we may claim in any fiscal year for the compensation of our chief executive officer and any other executive officers named in the summary compensation table included in our annual proxy statement or information statement (other than the Chief Financial Officer). There is an exception to this limit for "qualified performance-based compensation." We have designed the 2016 Plan with the intention that the options and restricted stock awards that we grant after obtaining stockholder approval will constitute qualified performance-based compensation. As a result, we do not believe that the $1 million limit will impair our ability to claim federal income tax deductions for compensation attributable to future performance-based restricted stock awards and stock options granted under the 2016 Plan. However, the $1 million limit would apply to future restricted stock awards, if any, made to covered employees that are not designated as performance-based restricted stock awards.

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Excise Taxes.  Under certain circumstances, the accelerated vesting of an award in connection with a change in control of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code.  To the extent accelerated vesting results in an excess parachute payment, the award holder may be subject to a 20% excise tax on the amount of the excess parachute payment and the Company may be denied a tax deduction in an amount equal to the excess parachute payment.
Withholding of Tax.  The Company has the right deduct from any settlement or award made under the Plan a sufficient amount to cover withholding of any federal, state or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations.  The methods by which these withholding obligations may be satisfied are specified in the Plan and in the recipient's award agreement.
The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be granted under the 2016 Plan. State and local tax consequences may also be significant.  Because of the complexities involved in the application of federal, state, local, and foreign tax laws to specific circumstances and the uncertainties as to possible future changes in the tax laws, recipients should consult their personal tax advisors regarding the tax consequences of receiving options or common stock under the Plan and exercising options or selling common stock that the recipients received under the Plan or upon exercise of options.
New Plan Benefits
Pursuant to the terms of the 2016 Plan, the Board will determine the number of options and restricted stock awards to be allocated to our employees, non-employee directors and consultants under the 2016 Plan in the future, and such allocations may only be made in accordance with the provisions of the 2016 Plan as described herein.
Any future awards granted to eligible participants under the 2016 Plan are subject to the discretion of the Plan Administrator and, therefore, are not determinable at this time. Each non-executive director receive certain annual grants of stock options in accordance with our director compensation program and future grants under this policy (or any amended policy) will be made under the 2016 Plan.  See "Compensation of Directors – Director Compensation" for information concerning our director award policy.

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MATTER NO. 5
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, our stockholders have the opportunity to vote to approve, on an advisory basis, at any annual or other meeting of our stockholders the compensation of our named executive officers.  Such a vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers.  Since our stockholders have elected to take action by consent through the Written Consent in lieu of conducting an annual meeting of stockholders this year, we are providing you with the results of a vote through the Written Consent.  Accordingly, shares held by 63.95% of our stockholders have been voted "FOR" the adoption of the following resolution:
"RESOLVED, that the compensation paid to Aeolus Pharmaceutical, Inc.'s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, is hereby APPROVED."
While we intend to carefully consider the voting results of this proposal, the vote is advisory in nature and therefore not binding on us or our Board.  Our Board and Compensation Committee will consider the outcome of this vote when making future compensation decisions for our named executive officers.

OTHER MATTERS
No other matters will be effected pursuant to the Written Consent.
STOCKHOLDER PROPOSALS
Stockholders having proposals that they desire to present at the 2017 Annual Meeting of Stockholders of Aeolus (the "2017 Annual Meeting") should, if they desire that such proposals be included in Aeolus' proxy statement and proxy relating to such meeting, submit such proposals in time to be received by Aeolus not later than September 30, 2016. To be included, all submissions must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act, and the Board directs the close attention of interested stockholders to that rule. Stockholders having proposals that they desire to present at the 2017 Annual Meeting that are not to be included in the proxy materials for the 2017 Annual Meeting, or stockholders who wish to nominate a director for such meeting, must generally do so not less than 90 days nor more than 120 days prior to the 2017 Annual Meeting. Proposals should be mailed to Secretary, Aeolus Pharmaceuticals, Inc., 26361 Crown Valley Parkway, Suite 150, Mission Viejo, California 92691.

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IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2015 filed with the SEC on December 18, 2015 are being mailed to you along with this Information Statement. We are sending only one 2015 annual report and information statement to "street name" stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if you are residing at such an address and wish to receive a separate annual report or information statement in the future, you may request them by calling our Secretary at (949) 481-9825, or by submitting a request in writing to our Secretary, c/o Aeolus Pharmaceuticals, Inc., 26361 Crown Valley Parkway, Suite 150, Mission Viejo, California 92691, and we will promptly deliver a separate annual report and information statement to you. If you are receiving multiple copies of our annual report and information statement, you can request householding by contacting the Secretary in the same manner described above.
ANNUAL REPORT ON FORM 10-K
Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2015 filed with the SEC on December 18, 2015 are available without charge upon written request to Secretary, c/o Aeolus Pharmaceuticals, Inc., 26361 Crown Valley Parkway, Suite 150, Mission Viejo, California 92691.

84672750.7

EXHIBIT A

WRITTEN CONSENT RESOLUTIONS
OF THE HOLDERS OF A MAJORITY OF THE VOTING STOCK OF
AEOLUS PHARMACEUTICALS, INC.,
A DELAWARE CORPORATION

TAKEN WITHOUT A MEETING

Dated this [·]th day of [·], 2016 and
effective as of the [·]th day of [·], 2016

Pursuant to the authority set forth in the General Corporation Law of the State of Delaware and the Bylaws of AEOLUS PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), the undersigned, constituting the record holders holding a majority of the outstanding voting stock of the Company as of March [·], 2016, do hereby subscribe their consent to take the actions and adopt the resolutions contained in this document without a meeting, effective as of [·] [·], 2015:

ELECTION OF DIRECTORS

BE IT RESOLVED, that the following persons are hereby elected or re-elected as a director of the Company, to serve until the Company's next Annual Meeting of Stockholders and until his successor is duly elected, or until his death or resignation or removal:
David C. Cavalier
John M. Clerici
John M. Farah, Jr., Ph.D.
Mitchell D. Kaye
Amit Kumar, Ph.D.
Chris A. Rallis
Jeffrey A, Scott, M.D.

RATIFICATION OF THE SELECTION BY THE AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM TO AUDIT THE COMPANY'S FINANCIAL STATEMENTS FOR THE
FISCAL YEAR ENDING SEPTEMBER 30, 2016

BE IT RESOLVED, that the selection by the Audit Committee of the Board of Directors of Grant Thornton LLP as the Company's independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending September 30, 2016 is hereby ratified;

APPROVAL OF THE AUTHORIZATION OF THE BOARD OF DIRECTORS TO, IN ITS DISCRETION, AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK AT A RATIO OF ONE - FOR-TWENTY
BE IT RESOLVED, that the Board of Directors  is hereby authorized to, in its discretion amend  the  Company's  Amended  and  Restated  Certificate of Incorporation  in the form approved  by the Company's Board of Directors  and attached  hereto as EXHIBIT B to effect a reverse stock split of the Company's common stock at a ratio of one-for -twenty; and

BE IT RESOLVED, that the Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation in the form attached hereto as EXHIBIT B is hereby approved;

A-1

ADVISORY VOTE ON EXECUTIVE COMPENSATION

BE IT RESOLVED, that the compensation paid to Aeolus Pharmaceuticals, Inc.'s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, is hereby approved;

GENERAL PROVISIONS

AND BE IT FURTHER RESOLVED, that the officers of the Company are hereby authorized to execute and deliver on behalf of the Company such instruments as may be deemed necessary or proper and in general to do whatever is necessary to carry out the purpose and intent of the foregoing resolutions.

The Secretary of the Company is hereby directed to file the original executed copy of this Written Consent with the minutes of the Company, and said action is to have the same force and effect as if an annual meeting of the stockholders had been held. This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of March [·], 2016:

Name of Stockholder	Authorized Signature Name	Number of Shares Common Stock Beneficially Owned as Of March [·], 2016	Signature

Xmark' Opportunity Fund, L.P. By: Xmark Opportunity GP, LLC, its General Partner By: Xmark Opportunity Partners, LLC, its Sole Member By: Xmark Capital Partners, LLC, its Managing Member	David Cavalier Co-Managing Member	29,095,831	/s/ David Cavalier

Xmark Opportunity Fund, Ltd. By: Xmark Opportunity Manager, LLC, its Investment Manager By: Xmark Opportunity Partners, LLC, its Sole Member By: Xmark Capital Partners, LLC, its Managing Member	David Cavalier Co-Managing Member	63,680,083	/s/ David Cavalier

Xmark JV Investment Partners, LLC By: Xmark Opportunity Partners, LLC, its Investment Manager By: Xmark Capital Partners, LLC, its Managing Member	David Cavalier Co-Managing Member	1,508,567	/s/ David Cavalier

Goodnow Capital, L.L.C. By: Xmark Opportunity Partners, LLC, its Manager By: Xmark Capital Partners, LLC, its Managing Member	David Cavalier Co-Managing Member	6,080,279	/s/ David Cavalier

Total Shares Voting in Favor:		96,931,944	of 151,559,745 shares of common stock issued and outstanding as at March [·], 2016, the date of these resolutions
Percentage of Common Stock Voting in Favor of Resolutions:		63.95%

A-2

EXHIBIT B

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
AEOLUS PHARMACEUTICALS, INC.

The undersigned corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

1.	The name of the Corporation is Aeolus Pharmaceuticals, Inc.

2.
The amendment to the Corporation's Amended and Restated Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and has been consented to in writing by a majority of the stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

3.
The Corporation's Amended and Restated Certificate of Incorporation is hereby amended as follows.

Upon the effectiveness of this Certificate of Amendment, each issued and outstanding share of each class of the Corporation's common stock, par value $0.01 per share, shall, as of the time and date this Certificate of Amendment is effective, be converted and reconstituted into one-twentieth (1/20) of a share of the Corporation's common stock, $0.01 par value per share (the "Reverse Split"). Instead of any fractional shares otherwise issuable as a result of the Reverse Split, the Corporation shall pay an amount of cash in respect of such fraction in an amount equal to the same fraction of the per share fair market value of the common stock, based on the daily average of the high and low prices of the Corporation's Common Stock as reported on the OTC Bulletin Board for the five trading-day period ending on the date of filing this Certificate of Amendment. The number of authorized shares as set forth in paragraph FOURTH the Certificate of Incorporation shall remain unchanged.

Each stock certificate that, immediately prior to the Effective Time (as defined below), represented shares of the Corporation's common stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified pursuant to the reverse split (as well as the right to receive cash in lieu of fractional shares of common stock after the Effective Time), provided, however, that each person of record holding a certificate that represented shares of common stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of common stock after the Effective Time into which the shares of common stock formerly represented by such certificate shall have been reclassified.

4.	This Certificate of Amendment shall be effective upon filing (the "Effective Time").

IN WITNESS WHEREOF, Aeolus Pharmaceuticals Inc. has caused this Certificate of Amendment to be executed by the undersigned officer, on this the ___ day of _____________ 2016.

AEOLUS PHARMACEUTICALS, INC.

By:

Name: John L. McManus
Title: Chief Executive Officer

B-1

EXHIBIT C
AEOLUS PHARMACEUTICALS, INC.
2016 STOCK INCENTIVE PLAN
1.	Purpose.
The purpose of this 2016 Stock Incentive Plan (the "Plan") is to provide for AEOLUS PHARMACEUTICALS, INC. (the "Company") and its stockholders the benefits arising from capital stock ownership by employees ("Employees"), officers ("Officers") and members of the board of directors ("Directors" or "Board of Directors") of, and consultants or advisors (collectively, "Consultants") to, the Company and the Company's subsidiary corporations who are expected to contribute to the Company's future growth and success. Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).
2.	Type of Awards and Administration.
(a) Types of Awards. The Plan permits, but does not require, the granting of options and restricted shares ("Restricted Shares") (collectively, "Awards"). Awards granted pursuant to the Plan shall be authorized by action of the Board of Directors (or a Committee designated by the Board of Directors). Options may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code") or non-statutory options ("Non-Statutory Stock Options") which are not intended to meet the requirements of Section 422 of the Code.
(b) Administration. The Plan will be administered by the Board of Directors or a committee (the "Committee") appointed by the Board of Directors, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The appointment of the members of and delegation of powers to the Committee shall be consistent with applicable laws or regulations including, without limitation, applicable state law, Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor rule ("Rule 16b-3"), the "outside director" requirements of Code Section 162(m), and the "independent director" requirements of the exchange on which the Company's Common Stock is listed, if any. The Committee may in its sole discretion grant options to purchase shares of the Company's Common Stock, $.01 par value per share ("Common Stock"), and may grant Restricted Shares. The Committee shall have authority, subject to the express provisions of the Plan, to construe the respective Award agreements ("Award Agreements") and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Award Agreements, which need not be identical, to establish the Performance Goals (as defined in Section 2(d) herein) applicable to Awards granted under the Plan, to certify the extent to which any Performance Goals were attained, and to make all other determinations the Committee determines to be necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith. Subject to adjustment as provided in Section 17 below, the aggregate number of Shares of Common Stock ("Shares") that may be subject to Awards granted to any person in a calendar year shall not exceed 10,000,000 Shares.

(c) Applicability of Rule 16b-3 of the Exchange Act. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply to the Company only during such times as the Common Stock is registered under the Exchange Act, subject to the last sentence of Section 3(b), and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").
(d) Performance Goals.  Awards granted under the Plan by the Committee to covered employees (as defined in Code Section 162(m)) ("Covered Employees") and by the Board of Directors or the Committee to Participants (as defined in Section 3(a) below) who are not Covered Employees shall be subject to such performance goals as the Committee may determine.  The Committee shall establish the specific objective measures for each applicable performance goal for a performance period, which need not be uniform with respect to each Participant.  In creating these measures, the Committee shall use one or more of the following business criteria ("Performance Goals"):  (1) net earnings or net income (before or after taxes); (2) basic or diluted earnings per share (before or after taxes); (3) pre- or after-tax income (before or after allocation of corporate overhead and bonus); (4) operating income (before or after taxes); (5) net sales or net sales growth; (6) gross profit or gross profit growth; (7) net operating profit (before or after taxes); (8) earnings, including earnings before or after taxes, interest, depreciation and/or amortization; (9) return measures (including, but not limited to, return on assets, net assets, capital, total capital, tangible capital, invested capital, equity, sales, or total stockholder return); (10) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital, cash flow return on investment, and cash flow per share (before or after dividends); (11) margins, gross or operating margins, or cash margins; (12) share price (including, but not limited to, growth measures and total stockholder return); (13) expense or cost targets; (14) objective measures of customer satisfaction; (15) working capital targets; (16) measures of economic value added, or economic value-added models or equivalent metrics; (17) debt targets; (18) stockholder equity; or (19) implementation, completion or attainment of measurable objectives with respect to business development, acquisitions and divestitures, and recruiting and maintaining personnel.  The business criteria may apply to the individual, a division, a component of the Company's business, or to the Company and/or one or more affiliates of the Company and may be weighted and expressed in absolute terms or relative to the performance of other individuals or companies or an index.
(i) With respect to Covered Employees, the Committee shall establish the performance period and the Performance Goals and measures (and any weighting thereof) applicable to such period in writing not later than the earlier of (A) the 90th day following commencement of the performance period, and (B) the expiration of 25% of the performance period.  Except as otherwise permitted by Code Section 162(m), the amount payable to a Covered Employee pursuant to an Award that is intended to qualify as performance-based compensation under Code Section 162(m) may not be adjusted upward, but the Committee may, in its discretion, adjust such Award downward, on a formula or a discretionary basis or any combination thereof, as the Committee determines.

(ii) To the extent permitted by law, when determining the extent to which a Performance Goal has been attained, the Committee may exclude the impact of an event or occurrence which the Committee determines should be appropriately excluded, such as: restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges; an event either not directly related to the Company's operations or not within the reasonable control of management; or a change in tax law or accounting standards required by generally accepted accounting principles.
3.	Eligibility.
(a) General.  Awards may be granted to persons who are, at the time of grant, Employees, Officers or Directors of, or Consultants to, the Company or any subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Code ("Participants"); provided that Incentive Stock Options may only be granted to individuals who are Employees. A person who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards if the Board of Directors or the Committee shall so determine.
(b) Grant of Awards to Reporting Persons and Covered Employees.  The selection of a director or an officer who is a Reporting Person (including the terms "director" or "officer" which are defined for purposes of Rule 16b-3) as a recipient of an Award, the timing of the Award grant, the exercise price of any option, and the number of Shares subject to the Award shall be determined either (i) by the Board of Directors, or (ii) by a committee of the Board of Directors that is composed solely of two or more individuals each of whom meets the requirements of a Non-Employee Director (as defined in Rule 16b-3(b)(3) of the Exchange Act) and, to the extent the Award is intended to satisfy the performance-based compensation requirements of Code Section 162(m), each of whom meets the requirements of an Outside Director (as defined in Treasury Regulation Section 1.162-27(e)(3)).
(c) Fair Market Value.  "Fair Market Value" of a Share of Common Stock as of a specified date for the purposes of the Plan shall mean the closing price of a Share of the Common Stock on the principal securities exchange (including the Nasdaq National Market) on the day, or the most recent closing price if no Shares were traded on such day, as of which Fair Market Value is being determined, or if the Shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the closing price for the Shares in the over-the-counter market on the day, or the most recent closing price if no Shares were traded on such day, as of which Fair Market Value is being determined. If the Shares are not publicly traded, Fair Market Value of a Share of Common Stock (including, in the case of any repurchase of Shares, any distributions with respect thereto which would be repurchased with the Shares) shall be determined in good faith by the Board of Directors in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations, as amended from time to time ("CCR Title 10"). In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

4.	Stock Subject to Plan.
The stock subject to Awards granted under the Plan shall be Shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 17 below, the maximum number of Shares of Common Stock which may be issued and sold under the Plan is 25,000,000, of which a maximum of 25,000,000 Shares may be issued as Incentive Stock Options. Notwithstanding the preceding sentence, the total number of Shares issuable upon exercise of all outstanding options and the total number of Shares provided under any stock bonus or other similar plan of the Company shall not exceed the applicable percentages calculated in accordance with Section 260.140.45 of CCR Title 10, or any successor thereto.  Shares that are subject to an Award that expires, terminates or is cancelled for any reason and unpurchased Shares subject to an option shall again be available for subsequent grants of Awards under the Plan.
5.	Forms of Award Agreements.
As a condition to the grant of an Award under the Plan, each recipient of an Award shall execute an Award Agreement in such form not inconsistent with the Plan or as may be approved by the Committee or the Board of Directors. Such Award Agreements may differ among recipients.
6.	Exercise Price for Options.
(a) General.  The exercise price per Share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors or the Committee at the time of grant of such option; provided, however, that in the case of (A) an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Market Value of such stock, at the time of grant of such option, or less than 110% of such Fair Market Value in the case of a 10% Stockholder (as defined in Section 12(b) hereof); or (B) a Non-Statutory Stock Option, the exercise price shall not be less than 100% of the Fair Market Value of such stock at the time of grant of such option, or in the case of a 10% Stockholder, not less than 110% of such Fair Market Value.
(b) Payment of Exercise Price.  Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or by any other means which the Board of Directors in its discretion determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 of the Exchange Act and Regulation T promulgated by the Federal Reserve Board).
7.	Option Period.
Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board of Directors or the Committee and set forth in the applicable option agreement, provided, that such date shall not be later than (10) ten years after the date on which the option is granted.
8.	Vesting of Options.
The Board of Directors or Committee may provide that the total number of Shares of Common Stock subject to an option granted under the Plan shall vest in installments over any given period of time. Criteria for determining the vesting of Shares of Common Stock subject to an option may be based solely on the passage of time or on any other criteria, including, without limitation, the performance of the Participant, deemed appropriate by the Board of Directors or Committee.

9.	Exercise of Options.
Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. If an option is not at the time of grant immediately exercisable, the Board of Directors may (i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option.
10.	Transferability of Awards.
(a) No Incentive Stock Option granted under this Plan shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. An Incentive Stock Option may be exercised during the lifetime of the Participant only by the Participant.
(b) Any Non-Statutory Stock Option and Restricted Shares shall be transferable by the Participant to members of his or her family, or otherwise by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, or as otherwise permitted by Section 260.140.41(c) of CCR Title 10 at the time of the grant of the Non-Statutory Stock Option or Restricted Shares. For purposes of the Plan, a Participant's "family members" shall be deemed to consist of his or her spouse, parents, children, grandparents, grandchildren and any trusts created for the benefit of such individuals. A family member to whom an option has been transferred pursuant to this Section 10(b) shall be hereinafter referred to as a "Permitted Transferee". An Award shall be transferred to a Permitted Transferee in accordance with the foregoing provisions by the Participant's execution of an assignment in writing in such form approved by the Board of Directors or the Committee. The Company shall not be required to recognize the rights of a Permitted Transferee until such time as it receives a copy of the assignment from the Participant. A Non-Statutory Stock Option may be exercised during the lifetime of the Participant only by the Participant.
(c) In the event a Participant dies during his employment by the Company or any of its subsidiaries, or during the three-month period following the date of termination of such employment, his options shall thereafter be exercisable, during the period specified in the option agreement, subject to the provisions of Section 12(d)(ii), by his executors, administrators or Permitted Transferees to the full extent to which such options were exercisable by the Participant at the time of his death during the periods set forth in Section 11 or 12(d).

11.	Effect of Termination of Employment or Other Relationship.
Except as provided in Section 12(d) with respect to Incentive Stock Options and except as otherwise determined by the Board or the Committee at the date of grant ("Grant Date") of an option, and subject to the provisions of the Plan, a Participant or his Permitted Transferee may exercise an option at any time within three (3) months following the termination of the Participant's employment or other relationship with the Company or within one (1) year if such termination was due to the death or disability of the Participant but, except in the case of the Participant's death, in no event later than the expiration date of the option. For purposes of this Plan, a change in status from Employee to a Consultant, or from a Consultant to Employee, will not constitute a termination of employment; provided that a change in status from an Employee to Consultant may cause an Incentive Stock Option to become a nonqualified stock option under the Code. If the termination of the Participant's employment or other relationship with the Company is for cause or is otherwise attributable to a breach by the Participant of an employment, consulting, confidentiality or non-disclosure agreement, the option shall expire immediately upon such termination. The Board of Directors shall have the power to determine what constitutes a termination for cause or a breach of an employment, consulting, confidentiality or non-disclosure agreement, whether a Participant has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the Participant.
12.	Incentive Stock Options
Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:
(a) Express Designation.  All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.
(b) 10% Stockholder.  If any Employee to whom an option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code) ("10% Stockholder"), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:
(i) the purchase price per Share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one Share of Common Stock ("Share") at the time of grant; and
(ii) the option exercise period shall not exceed five years from the Grant Date.
(c) Dollar Limitation. For so long as the Code shall so provide, options granted to any Employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for Shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000. To the extent that the aggregate fair market value (determined at the time an incentive stock option is granted) of Common Stock for which incentive stock options granted to any Employee are exercisable for the first time by such Employee during any calendar year (under all stock option plans of the Company) exceeds $100,000, or such higher value as permitted under Code Section 422 at the time of determination, such Incentive Stock Options will be treated as Non-Statutory Stock Options. The rule of this Section 12(c) shall be applied by taking options in the order in which they were granted.

(d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the Grant Date of his or her option, employed by the Company, except that:
(i) an Incentive Stock Option may be exercised within the period of three months after the date the Participant ceases to be an Employee (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a Non-Statutory Stock Option under the Plan;
(ii) if the Participant dies while in the employ of the Company, or within three months after the Participant ceases to be such an Employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and
(iii) if the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the Participant ceases to be such an Employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).
(iv) For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.
13.	Restricted Shares
(a) Grants. The Committee may in its sole discretion grant Restricted Shares to any eligible person and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any), and the terms upon which the Restricted Shares may become vested. The Committee may condition any Award of Restricted Shares to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions.  At the time Restricted Shares are granted, the Committee shall determine whether the Restricted Shares are Performance Shares (where the lapse of restrictions is based on Performance Goals as described in Section 13(g) below), or Restricted Shares that are not Performance Shares (where restrictions lapse based on the Participant's continued service and/or other conditions determined by the Committee).

(b) Vesting and Forfeiture. The Committee shall set forth in an Award Agreement granting Restricted Shares, the terms and conditions under which the Participant's interest in the Restricted Shares will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant's employment for any reason, the Participant shall forfeit his or her Restricted Shares to the extent the Participant's interest therein has not vested on or before such termination date; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.
(c) Issuance of Restricted Shares Prior to Vesting. The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions. Except as set forth in the applicable Award Agreement or as the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 13(e) below.
(d) Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant's Restricted Shares and the Participant's satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share, unless an Award Agreement provides otherwise. No fractional Shares shall be distributed, and cash shall be paid in lieu thereof.
(e) Dividends Payable on Vesting. Unless an Award Agreement provides otherwise, whenever Shares are released to a Participant or duly-authorized transferee pursuant to Section 13(d) above as a result of the vesting of Restricted Shares are issued to a Participant pursuant to Section 13(d) above, such Participant or duly authorized transferee shall also be entitled to receive (unless otherwise provided in the Award Agreement), with respect to each Share released or issued a number of Shares equal to the sum of (i) any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released from the vesting restrictions in the case of Restricted Shares, and (ii) a number of Shares equal to the Shares that the Participant could have purchased at Fair Market Value on the payment date of any cash dividends if the Participant had received such cash dividends with respect to each Restricted Share between its Grant Date and the date such Share is issued or released.
(f) Section 83(b) Elections. A Participant may make an election under Section 83(b) of the Code (the "Section 83(b) Election") with respect to Restricted Shares.
(g) Performance Shares.  The restrictions on Performance Shares shall lapse at the end of the applicable performance period if and to the extent the Performance Goals (established in accordance with Section 2(d)) have been achieved for such period.  The Committee shall certify the extent to which the Performance Goals are achieved and shall have the discretion to decrease (but not increase) the extent to which such restrictions lapse on account of such achievement.  If the Participant's termination of service occurs for any reason prior to the end of the performance period, the Participant shall forfeit all Performance Shares granted with respect to such performance period except (i) as provided in Section 17(b), (ii) as determined by the Committee in the case of the Participant's death or disability, and (iii) the Committee may provide that the restrictions lapse with respect to a pro-rata portion of the number of Performance Shares for which the restrictions would have lapsed (based on actual performance) had the Participant been employed on the last day of the performance period, under such circumstances as the Committee determines.

14.	Additional Provisions.
(a) Additional Option Provisions. The Board of Directors or the Committee may, in its sole discretion, include additional provisions in Award Agreements covering Awards granted under the Plan, including without limitation extended exercise periods, restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses, to make, arrange for or guarantee loans or to transfer other property to Participants upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.
(b) Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular Awards granted under the Plan may be exercised or vest or (ii) extend the dates during which all, or any particular, Awards granted under the Plan may be exercised or vest; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 (if applicable).
15.	General Restrictions.
(a) Investment Representations. The Company may require any person to whom an Award is granted, as a condition of exercising an option or receiving Shares under the Plan, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock, for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock, including any "lock-up" or other restriction on transferability.
(b) Compliance With Securities Law. Each Award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Awards upon any securities exchange or automated quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of Shares thereunder, the option may not be exercised and the Participant shall not receive Shares, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors or the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

16.	Rights as a Stockholder.
The holder of an Award shall have no rights as a stockholder with respect to any Shares covered by the Award (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such Shares) until the date of issue of a stock certificate to him or her for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.
17.	Adjustment Provisions for Recapitalizations, Reorganizations and Related Transactions.
(a) Recapitalizations and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction (including, as applicable, transactions described in Section 260.140.41(d) of CCR Title 10) (i) the outstanding Shares of Common Stock are increased, decreased or exchanged for a different number or kind of Shares or other securities of the Company, or (ii) additional Shares or new or different Shares or other non-cash assets are distributed with respect to such Shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of Shares reserved for issuance under or otherwise referred to in the Plan, (y) the number and kind of Shares or other securities subject to any then outstanding Awards under the Plan, and (z) the price for each Share subject to any then outstanding Awards under the Plan, without changing the aggregate purchase price for such Shares under the Plan. To the extent required by Section 260.140.41(d) of CCR Title 10, such transaction shall be effected without the receipt of consideration by the Company of or on the Shares underlying an option.  Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 17 if such adjustment (i) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 or (ii) would be considered as the adoption of a new plan requiring stockholder approval.
(b) Reorganization, Merger and Related Transactions. All outstanding options under the Plan shall become fully exercisable for a period of sixty (60) days following the occurrence after the effective date of this Plan of any Trigger Event (defined below), whether or not such options are then exercisable under the provisions of the applicable agreements relating thereto. The Board or the Committee shall have the discretion to determine the affect the Trigger Event shall have on Restricted Shares, and may determine such on or before the Trigger Event, or in an Award Agreement. For purposes of the Plan, a "Trigger Event" is any one of the following events:
(i) the date on which Shares of Common Stock are first purchased pursuant to a tender offer or exchange offer (other than such an offer by the Company, any subsidiary, any employee benefit plan of the Company or of any subsidiary or any entity holding Shares or other securities of the Company for or pursuant to the terms of such plan), whether or not such offer is approved or opposed by the Company and regardless of the number of Shares purchased pursuant to such offer;
(ii) the date the Company acquires knowledge that any person or group deemed a person under Section 13(d) of the Exchange Act or Rule 13d-3 thereunder (other than the Company, any subsidiary, any employee benefit plan of the Company or of any subsidiary or any entity holding Shares of Common Stock or other securities of the Company for or pursuant to the terms of any such plan or any individual or entity or group or affiliate thereof which acquired its beneficial ownership interest prior to the date the Plan was adopted by the Board), in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling the person or group to 30% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the Company would be entitled in the election of the Board of Directors were an election held on such date;

(iii) the date, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Company, of each new director was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or who were themselves nominated by individuals whose election or nomination for election were approved in accordance with this Section 17(b)(iii); and
(iv) the date of approval by the stockholders of the Company of an agreement (a "reorganization agreement") providing for:
(A) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, Shares of the corporation issuing cash or securities in the merger or consolidation entitling such stockholders to more than 50% of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of such corporation would be entitled in the election of directors or where the members of the Board of Directors of the Company, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation; or
(B) the sale or other disposition of all or substantially all the assets of the Company.
(c) Board Authority to Make Adjustments. Any adjustments under this Section 17 will be made by the Board of Directors or the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional Shares will be issued under the Plan on account of any such adjustments.

18.	Merger, Consolidation, Asset Sale, Liquidation, Etc.
(a) General. In the event of any sale, merger, transfer or acquisition of the Company or substantially all of the assets of the Company in which the Company is not the surviving corporation, and provided that after the Company shall have requested the acquiring or succeeding corporation (or an affiliate thereof) assume outstanding Awards or issue substantially equivalent Awards in substitution for outstanding Awards and such successor corporation shall have refused or failed to assume all Awards outstanding under the Plan or to issue substantially equivalent Awards, then any or all outstanding Awards under the Plan shall fully vest, and in the case of an option, such Award shall become exercisable in full immediately prior to such event. The Committee will notify holders of options under the Plan that any such options shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the options will terminate upon expiration of such notice period.
(b) Substitute Options. The Company may grant Awards under the Plan in substitution for options held by employees of another corporation who become Employees as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Awards be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.
19.	No Special Employment Rights.
Nothing contained in the Plan or in any Award shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Participant.
20.	Other Employee Benefits.
Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an Employee as a result of receiving or purchasing Shares under the Plan or the sale of such Shares will not constitute compensation with respect to which any other employee benefits of such Employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.
21.	Information Obligation.
To the extent required by Section 260.140.46 of CCR Title 10, the Company shall deliver financial statements to Participants at least annually; provided, however, that the obligation to deliver financial statements shall not apply to Employees whose duties with the Company or a subsidiary thereof assure them access to equivalent information.

22.	Amendment of the Plan.
(a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if at any time the approval of the stockholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, under Section 162(m) of the Code, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.
(b) The modification or amendment of the Plan shall not, without the consent of a Participant, affect his or her rights under an Award previously granted to him or her. With the consent of the Participant affected, the Board of Directors or the Committee may amend outstanding Award Agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding Award to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.  In addition, to the extent the Committee issues any Award that is intended to be exempt from the deduction limitation of Section 162(m) of the Code, the Committee may, without shareholder or grantee approval, amend the Plan or the relevant Award Agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company's federal income tax deduction for compensation paid pursuant to any such Award.
23.	Withholding.
(a) The Company shall have the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any Awards or Shares issued under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the Participant may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold Shares of Common Stock otherwise issuable pursuant to an Award or (ii) by delivering to the Company Shares of Common Stock already owned by the Participant. The Shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 23(a) may only satisfy his or her withholding obligation with Shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(b) The acceptance of Shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the Participant (i) to notify the Company if any or all of such Shares are disposed of by the Participant within two years from the date the option was granted or within one year from the date the Shares were issued to the Participant pursuant to the exercise of the option, and (ii) if required by law, to remit to the Company, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Company's federal, state and local employment and withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the Participant is in the employ of the Company at the time of such disposition.

(c) Notwithstanding the foregoing, in the case of a Reporting Person whose options have been granted in accordance with the provisions of Section 3(b) herein, no election to use Shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.
24.	Cancellation and New Grant of Awards, Etc.
The Board of Directors or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, (i) the cancellation of any or all outstanding Awards under the Plan and the grant in substitution therefor of new Awards under the Plan covering the same or different numbers of Shares of Common Stock and having a price per Share which may be lower or higher than the price per Share of the cancelled Awards or (ii) the amendment of the terms of any and all outstanding Awards under the Plan to provide a price per Share which is higher or lower than the then-current exercise price per Share of such outstanding Awards.
25.	Effective Date and Duration of the Plan.
(a) Effective Date. The Plan was originally adopted by the Board of Directors on March [●], 2016 and was approved by the Company's stockholders on March [●], 2016.  Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors.  Amendments requiring stockholder approval (as provided in Section 22) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular Participant) unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular Participant. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.
(b) Termination. Unless sooner terminated in accordance with Section 18, the Plan shall terminate upon the earlier of (i) March [●], 2026, which is the close of business on the day next preceding the tenth anniversary of the date of its original adoption by the Board of Directors, or (ii) the date on which all Shares available for issuance under the Plan shall have been issued pursuant to the grant or cancellation Awards under the Plan. If the date of termination is determined under (i) above, then Awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Awards.
26.	Governing Law.
The provisions of this Plan shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.